                         ALTERNATIVE LOAN TRUST 2006-OA8
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                              (CONTRYWIDE(R) LOGO)

                           $606,092,100 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

          This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

          The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

          THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

          This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED MAY 30, 2006

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-OA8
             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JUNE 26, 2006

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus and the accompanying prospectus:

                 INITIAL CLASS
              CERTIFICATE BALANCE/                                     INITIAL CLASS
                INITIAL NOTIONAL     PASS-THROUGH                  CERTIFICATE BALANCE/      PASS-THROUGH
                   AMOUNT(1)            RATE(2)                 INITIAL NOTIONAL AMOUNT(1)      RATE(2)
              --------------------   ------------               --------------------------   ------------
Class 1-A-1     $163,713,000           Floating     Class A-R           $       100             N/A
Class 1-A-2     $ 81,857,000           Floating     Class M-1           $18,024,000            Floating
Class 1-A-3     $ 27,285,000           Floating     Class M-2           $15,479,000            Floating
Class 2-A-1     $100,433,000           Floating     Class M-3           $ 9,137,000            Floating
Class 2-A-2     $ 58,532,000           Floating     Class M-4           $ 6,092,000            Floating
Class 2-A-3     $ 61,989,000           Floating     Class M-5           $ 3,046,000            Floating
Class 2-A-4     $ 26,877,000           Floating     Class M-6           $ 3,046,000            Floating
Class 2-A-5     $ 27,536,000           Floating     Class M-7           $ 3,046,000            Floating
Class X         $272,855,000 (3)       Floating

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the index on which the pass-through rates are based and their initial ratings, are listed in the tables under "Summary -- Description of the Certificates" beginning on page S-5 of this free writing prospectus.

(3) The Class X Certificates are interest only notional amount certificates. The initial notional amount of the Class X Certificates is set forth in the table above but is not included in the aggregate certificate balance of all of the certificates offered.

ISSUING ENTITY

Alternative Loan Trust 2006-OA8, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of May 1, 2006 and the origination date for that mortgage loan.

CLOSING DATE

On or about May 31, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of 30- and 40-year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one-to-four family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." The mortgage rate on each mortgage loan has an introductory period of one or three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the aggregate current principal balance was approximately $609,137,086, approximately $303,172,746 of which are group 1 mortgage loans and approximately $305,964,340 of which are group 2 mortgage loans.

As of the cut-off date, the group 1 mortgage loans had the following characteristics:

Aggregate Current Principal Balance               $303,172,746
Geographic Concentrations in excess of 10%:
California                                           57.17%
Florida                                              17.85%
Weighted Average Original LTV Ratio                  75.31%
Weighted Average Current Mortgage Rate               2.516%
Range of Current Mortgage Rates                 1.000% to 8.875%
Average Current Principal Balance                   $352,937
Range of Current Principal Balances           $40,000 to $2,310,000

Weighted Average Remaining Term to Maturity        378 months
Weighted Average FICO Credit Score                     688
Weighted Average Gross Margin                        3.344%
Weighted Average Maximum Mortgage Rate               9.961%
Weighted Average Minimum Mortgage Rate               3.344%
Maximum Negative Amortization                         115%

As of the cut-off date, the group 2 mortgage loans had the following characteristics:

Aggregate Current Principal Balance               $305,964,340
Geographic Concentrations in excess of 10%:
California                                           59.80%
Weighted Average Original LTV Ratio                  74.49%
Weighted Average Current Mortgage Rate               2.307%
Range of Current Mortgage Rates                 1.000% to 8.750%
Average Current Principal Balance                   $479,568
Range of Current Principal Balances           $66,400 to $2,995,000

Weighted Average Remaining Term to Maturity        378 months
Weighted Average FICO Credit Score                     703
Weighted Average Gross Margin                        3.336%
Weighted Average Maximum Mortgage Rate               9.955%
Weighted Average Minimum Mortgage Rate               3.336%
Maximum Negative Amortization                         115%

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue twenty-one classes of certificates, seventeen of which are offered by this free writing prospectus and the accompanying prospectus:

                                     INITIAL
                                CLASS CERTIFICATE                                      INITIAL         INITIAL
                                 BALANCE/INITIAL                                        RATING      RATING (S&P)
            CLASS              NOTIONAL AMOUNT (1)               TYPE               (MOODY'S) (2)        (2)
            -----              -------------------   ----------------------------   -------------   ------------
OFFERED CERTIFICATES
Class 1-A-1                        $163,713,000      Senior/Floating Pass-Through        Aaa             AAA
                                                          Rate/Super Senior
Class 1-A-2                        $ 81,857,000      Senior/Floating Pass-Through        Aaa             AAA
                                                      Rate/Super Senior/Support
Class 1-A-3                        $ 27,285,000      Senior/Floating Pass-Through        Aaa             AAA
                                                             Rate/Support
Class 2-A-1                        $100,433,000      Senior/Floating Pass-Through        Aaa             AAA
                                                          Rate/Super Senior
Class 2-A-2                        $ 58,532,000      Senior/Floating Pass-Through        Aaa             AAA
                                                          Rate/Super Senior
Class 2-A-3                        $ 61,989,000      Senior/Floating Pass-Through        Aaa             AAA
                                                          Rate/Super Senior
Class 2-A-4                        $ 26,877,000      Senior/Floating Pass-Through        Aaa             AAA
                                                          Rate/Super Senior
Class 2-A-5                        $ 27,536,000      Senior/Floating Pass-Through        Aaa             AAA
                                                             Rate/Support
Class X                            $272,855,000            Senior/Notional               Aaa             AAA
                                                    Amount/Interest Only/Floating
                                                          Pass-Through Rate
Class A-R                          $        100              Senior/REMIC                Aaa             AAA
                                                       Residual/Principal Only
Class M-1                          $ 18,024,000       Subordinate/Floating Pass-         Aa1             AA+
                                                             Through Rate
Class M-2                          $ 15,479,000       Subordinate/Floating Pass-         Aa1             AA-
                                                             Through Rate
Class M-3                          $  9,137,000       Subordinate/Floating Pass-         Aa3             A+
                                                             Through Rate
Class M-4                          $  6,092,000       Subordinate/Floating Pass-          A2             A-
                                                             Through Rate
Class M-5                                             Subordinate/Floating Pass-          A3            BBB+
                                   $  3,046,000              Through Rate
Class M-6                          $  3,046,000       Subordinate/Floating Pass-         Baa2            BBB
                                                             Through Rate
Class M-7                                             Subordinate/Floating Pass-         Baa3           BBB-
                                   $  3,046,000              Through Rate

NON-OFFERED CERTIFICATES (3)
Class C                                     N/A                Residual                  N/R             N/R
Class 1-P (4)                      $        100           Prepayment Charges             N/R             N/R

                                     INITIAL
                                CLASS CERTIFICATE                                      INITIAL         INITIAL
                                 BALANCE/INITIAL                                        RATING      RATING (S&P)
            CLASS              NOTIONAL AMOUNT (1)               TYPE               (MOODY'S) (2)        (2)
            -----              -------------------   ----------------------------   -------------   ------------
Class 2-P (4)                      $        100           Prepayment Charges             N/R             N/R
Class R-X                                   N/A                Residual                  N/R             N/R

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class C, Class 1-P, Class 2-P and Class R-X Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class C, Class 1-P and Class 2-P Certificates is provided only to permit a better understanding of the offered certificates.

(4) The Class 1-P and Class 2-P Certificates will be entitled to receive all prepayment charges received in respect of the mortgage loans in loan group 1 and loan group 2, respectively. Each of the Class 1-P and Class 2-P Certificates will have an initial class certificate balance of $100 and a notional amount equal to the aggregate stated principal balance as of the cut-off date of the mortgage loans in loan group 1 and loan group 2, respectively, that require payment of a prepayment charge. Each of the Class 1-P and Class 2-P Certificates will not bear interest.

The certificates will also have the following characteristics:

                         PASS-THROUGH RATE   PASS-THROUGH RATE
               RELATED     ON AND BEFORE           AFTER
                 LOAN         OPTIONAL            OPTIONAL                           INTEREST ACCRUAL
    CLASS       GROUP     TERMINATION DATE    TERMINATION DATE     ACCRUAL PERIOD       CONVENTION
------------   -------   -----------------   -----------------   -----------------   ----------------
OFFERED
CERTIFICATES
Class 1-A-1       1      LIBOR + 0.190% (1)  LIBOR + 0.380% (1)         (2)           Actual/360 (3)
Class 1-A-2       1      LIBOR + 0.230% (1)  LIBOR + 0.460% (1)         (2)           Actual/360 (3)
Class 1-A-3       1      LIBOR + 0.280% (1)  LIBOR + 0.560% (1)         (2)           Actual/360 (3)
Class 2-A-1       2      LIBOR + 0.070% (1)  LIBOR + 0.140% (1)         (2)           Actual/360 (3)
Class 2-A-2       2      LIBOR + 0.140% (1)  LIBOR + 0.280% (1)         (2)           Actual/360 (3)
Class 2-A-3       2      LIBOR + 0.190% (1)  LIBOR + 0.380% (1)         (2)           Actual/360 (3)
Class 2-A-4       2      LIBOR + 0.260% (1)  LIBOR + 0.520% (1)         (2)           Actual/360 (3)
Class 2-A-5       2      LIBOR + 0.270% (1)  LIBOR + 0.540% (1)         (2)           Actual/360 (3)
Class X           1             (4)                  (4)         calendar month (5)     30/360 (6)
Class A-R         1             (7)                  (7)                N/A                 N/A
Class M-1      1 and 2   LIBOR + 0.350% (1)  LIBOR + 0.525% (1)         (2)           Actual/360 (3)
Class M-2      1 and 2   LIBOR + 0.380% (1)  LIBOR + 0.570% (1)         (2)           Actual/360 (3)
Class M-3      1 and 2   LIBOR + 0.520% (1)  LIBOR + 0.780% (1)         (2)           Actual/360 (3)
Class M-4      1 and 2   LIBOR + 0.600% (1)  LIBOR + 0.900% (1)         (2)           Actual/360 (3)
Class M-5      1 and 2   LIBOR + 1.250% (1)  LIBOR + 1.875% (1)         (2)           Actual/360 (3)
Class M-6      1 and 2   LIBOR + 1.350% (1)  LIBOR + 2.025% (1)         (2)           Actual/360 (3)
Class M-7      1 and 2   LIBOR + 2.150% (1)  LIBOR + 3.225% (1)         (2)           Actual/360 (3)

NON-OFFERED
CERTIFICATES
Class C        1 and 2          N/A                 N/A                 N/A                 N/A
Class 1-P         1             N/A                 N/A                 N/A                 N/A
Class 2-P         2             N/A                 N/A                 N/A                 N/A
Class R-X      1 and 2          N/A                 N/A                 N/A                 N/A

----------
(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. The pass-through rates on these classes of certificates for the accrual period related to any distribution date will be a per annum rate equal to the lesser of (i) One-Month LIBOR for the related accrual period plus the related margin and
     (ii) the applicable net rate cap. One-Month LIBOR for the related accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Calculation of LIBOR."

(2) The accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or commencing on the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the applicable accrual period.

(4) The pass-through rate on this class of certificates on any distribution date will be a per annum rate equal to the lesser of (a) the excess, if any, of (i) the loan group 1 weighted average adjusted net mortgage rate over (ii) the sum of one-year MTA for the related accrual period and 1.00% per annum and (b) the Class X rate cap. One-Year MTA for the related accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Calculation of One-Year MTA."

(5) The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(6) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(7)  The Class A-R Certificates will not accrue any interest.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION                   CLASSES OF CERTIFICATES
        -----------           --------------------------------------
    Senior Certificates           Group 1 Senior Certificates and
                                    Group 2 Senior Certificates

Group 1 Senior Certificates   Class 1-A-1, Class 1-A-2, Class 1-A-3,
                                Class X and Class A-R Certificates

Group 2 Senior Certificates   Class 2-A-1, Class 2-A-2, Class 2-A-3,
                                       Class 2-A-4 and Class
                                        2-A-5 Certificates

 Subordinated Certificates       Class M-1, Class M-2, Class M-3,
                                Class M-4, Class M-5, Class M-6 and
                                      Class M-7 Certificates

    LIBOR Certificates          Class 1-A-1, Class 1-A-2 and Class
                                1-A-3 Certificates, Group 2 Senior
                                   Certificates and Subordinated
                                           Certificates

Floating Rate Certificates        LIBOR Certificates and Class X
                                           Certificates

   Class P Certificates        Class 1-P and Class 2-P Certificates
   Offered Certificates        Senior Certificates and Subordinated
                                           Certificates

RECORD DATE

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R and Class X Certificates:

The last business day of the month preceding the month of the distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourge or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on June 26, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the offered certificates is the distribution date in July 2046. Since the rate of distributions in reduction of the class certificate balance of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown under "Description of the Certificates" above.

On each distribution date, to the extent funds are available from the related loan group or loan groups, each class of interest-bearing certificates will be entitled to receive:

- the interest that has accrued at the related pass-through rate during the related accrual period on the class certificate balance or notional amount, as applicable, of that class of certificates immediately prior to that distribution date,

-    interest carry forward amount, and

- with respect to the interest bearing certificates, any net rate carryover due and any accrued interest on this amount.

The amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount by which the deferred interest on the mortgage loans in the related loan group or loan groups exceeds the principal payments on the mortgage loans in that loan group or loan groups for that distribution date, as described under "Description of the Certificates -- Interest" in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus. The priority of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to a loan group (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest (after taking into account reductions due to deferred interest on the mortgage loans in that loan group) and principal due and received on those mortgage loans in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

- subsequent recoveries with respect to the mortgage loans in that loan group;

- partial or full prepayments collected on the mortgage loans in that loan group during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

FEES AND EXPENSES

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation (as described in this free writing prospectus under "Description of the Certificates --Priority of Distributions Among Certificates") due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

- all prepayment charges (which are distributable only to the Class P Certificates); and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (excluding prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Payments:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL AND INTEREST

On any distribution date, the aggregate available funds from all loan groups will be distributed in the following order of priority:

     (1) to the Class X Certificates, the current interest and the interest carry forward amount for such class and such distribution date;

     (2) concurrently, to the classes of senior certificates (other than the Class A-R and Class X Certificates), pro rata, the current interest and the interest carry forward amount for each such class and such distribution date;

     (3) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the current interest for each such class and such distribution date;

     (4) (A) for each distribution date prior to the stepdown date or on which a trigger event is in effect, in the following order of priority:

          (1) in an amount up to the principal distribution amount for such distribution date, concurrently, to the following classes of certificates, pro rata on the basis of the related principal distribution amount:

               (a) in an amount up to the group 1 principal distribution amount for such distribution date, in the following order of priority:

                    (i) to the Class A-R Certificates, until its class
               certificate balance is reduced to zero;

                    (ii) concurrently, to the Class 1-A-1, Class 1-A-2 and Class
               1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (iii)to the group 2 senior certificates (after any
               distributions made to such classes of certificates from the group 2 principal distribution amount), concurrently, as follows:

                         (x) 90.0002542062% of any remaining group 1 principal
                    distribution amount, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

                         (y) 9.9997457938% of any remaining group 1 principal
                    distribution amount, to the Class 2-A-5 Certificates, until its class certificate balance is reduced to zero; and

               (b) in an amount up to the group 2 principal distribution amount for such distribution date, in the following order of priority:

                    (i) concurrently:

                         (x) 90.0002542062%, sequentially, to the Class 2-A-1,
                    Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

                         (y) 9.9997457938%, to the Class 2-A-5 Certificates,
                    until its class certificate balance is reduced to zero; and

                    (ii)concurrently, to the Class 1-A-1, Class 1-A-2 and Class
               1-A-3 Certificates (after any distributions to such certificates from the group 1 principal distribution amount), pro rata, until their respective class certificate balances are reduced to zero; and

          (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

     (B) on each distribution date on or after the stepdown date so long as a trigger event is not in effect, in the following order of priority:

          (1) in an amount up to the senior principal distribution amount for such distribution date, concurrently, to the following classes of certificates, pro rata on the basis of the related senior principal distribution amount:

               (a) in an amount up to the group 1 senior principal distribution amount for such distribution date, in the following order of priority:

                    (i) concurrently, to the Class 1-A-1, Class 1-A-2 and Class
               1-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (ii) to the group 2 senior certificates (after any
               distributions made to such classes of certificates from the group 2 senior principal distribution amount) in the amounts and according to the priorities specified in clause 4(B)(1)(b) below, until their respective class certificate balances are reduced to zero; and

               (b) in an amount up to the group 2 senior principal distribution amount for such distribution date, in the following order of priority:

                    (i) concurrently:

                         (x) 90.0002542062%, sequentially, to the Class 2-A-1,
                    Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

                         (y) 9.9997457938%, to the Class 2-A-5 Certificates,
                    until its class certificate balance is reduced to zero; and

                    (ii)concurrently, to the Class 1-A-1, Class 1-A-2 and Class
               1-A-3 Certificates (after any distributions to such certificates from the group 1 senior principal distribution amount), pro rata, until their respective class certificate balances are reduced to zero;

          (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the subordinated class principal distribution amount, until their respective class certificate balances are reduced to zero;

     (5) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the interest carry forward amount for each such class and such distribution date;

     (6) concurrently, to the classes of senior certificates, pro rata based on the aggregate unpaid realized loss amount for the senior certificates (other than the Class X Certificates) related to each loan group, as follows:

     (A) sequentially, in an amount up to the aggregate unpaid realized loss amount for the group 1 certificates, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount up to the unpaid realized loss amount for each such class; and

     (B) sequentially, in an amount up to the aggregate unpaid realized loss amount for the group 2 certificates:

          (1) concurrently, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, pro rata, in an amount up to the unpaid realized loss amount for each such class; and

          (2) to the Class 2-A-5 Certificates, in an amount up to the unpaid realized loss amount for such class;

     (7) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the unpaid realized loss amount for each such class;

     (8) to the Class X Certificates, in an amount up to the amount of net rate carryover for such class;

     (9) concurrently, to the classes of senior certificates, pro rata, in an amount up to the amount of net rate carryover for each such class;

     (10) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of net rate carryover for each such class; and

     (11) to the Class C and Class A-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates (other than the Class X Certificates), until those senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

- the distribution date on which the aggregate class certificate balance of the senior certificates (other than the Class X Certificates) is reduced to zero; and

- the later to occur of (x) the Distribution Date in June 2009 and (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate Class Certificate Balance of the Senior Certificates (other than the Class X Certificates) immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to (a) approximately 25.0008113368% on any Distribution Date prior to the Distribution Date in June 2012 and (b) approximately 20.0006490695% on any Distribution Date on or after the Distribution Date in June 2012.

THE CORRIDOR CONTRACT AND THE CORRIDOR FLOOR CONTRACT

The offered certificates (other than the Class A-R Certificates) will have the benefit of a corridor contract and a corridor floor contract. On the closing date, the corridor contract and the corridor floor contract will be assigned to the trustee on behalf of a separate supplemental trust fund created under the pooling and servicing agreement.

On or prior to the applicable termination date, amounts received by the trustee, on behalf of the supplemental interest trust, in respect of the corridor contract and corridor floor contract will be available as described in this free writing prospectus to cover any unpaid realized loss amounts and any net rate carryover resulting from the application of the applicable net rate cap to the pass-through rates on the offered certificates (other than the Class A-R Certificates).

Payments under the corridor contract and corridor floor contract will be made pursuant to formulas described in "Description of the Certificates - The Corridor Contract and the Corridor Floor Contract " in this free writing prospectus. Any amounts received by the trustee, on behalf of the supplemental interest trust, for a distribution date and with respect to the corridor contract that are not used on that date to cover any unpaid realized loss amounts or net rate carryover on the offered certificates (other than the Class A-R Certificates) are expected to be distributed to the holders of the Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of unpaid realized loss amounts or net rate carryover on any class of certificates. Any amounts received by the trustee, on behalf of the supplemental interst trust and with respect to the corridor floor contract that are not used on that date to cover any unpaid realized loss amounts or net rate carryover on the offered certificates (other than the Class A-R Certificates) will be held in the supplemental interest trust to cover any unpaid realized loss amounts or net rate carryover on the offered certificates (other than the Class A-R Certificates) on future distribution dates as provided in "Corridor Contract Reserve Fund" in this free writing prospectus and will not be distributed to any other class of certificates.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses on the mortgage loans will be allocated in the following order of priority:

- first, to the subordinated certificates, beginning with the class of subordinated certificates with the lowest distribution priority, until the class certificate balance of that subordinated class has been reduced to zero, and

- second, to the group 1 senior certificates (other than the Class X Certificates) and group 2 senior certificates, as follows:

     (a) with respect to realized losses on the group 1 mortgage loans, sequentially, to the Class 1-A-3, Class 1-A-2 and Class 1-A-1 Certificates, in that order, in each case until their respective class certificate balances are reduced to zero; and

     (b) with respect to realized losses on the group 2 mortgage loans, sequentially:

          (i) to the Class 2-A-5 Certificates, until its class certificate balance is reduced to zero; and

          (ii) concurrently, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

OVERCOLLATERALIZATION

"Overcollateralization" refers to the amount by which the aggregate stated principal balance of the mortgage loans exceeds the aggregate class certificate balance of the offered certificates.

On the closing date, (a) the aggregate stated principal balance of the mortgage loans is expected to exceed the initial aggregate class certificate balance of the certificates (other than the Class X Certificates) by approximately $3,045,086. This amount is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates and the weighted average expense fee rate.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

SUBORDINATION

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

The senior certificates will have a distribution priority over the subordinated certificates. Within the classes with an "M" designation, the distribution priority is in numerical order.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority, and second to the senior certificates in accordance with the priorities set forth above under " -- Allocation of Losses."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, a replacement mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The offered certificates (other than the Class A-R Certificates) will also represent the right to receive net rate carryover payments. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The corridor contract, the corridor floor contract, and the assets held in the corridor contract reserve fund and the carryover reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions, including satisfaction of the requirements of an investor-based class exemption, are met.

A fiduciary of such plans or arrangements must determine that the purchase of a Certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

LEGAL INVESTMENT

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  LOAN GROUP 1

                                  LOAN PROGRAM

                                                   PERCENT                         WEIGHTED
                                                     OF       AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
                        NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
                          OF        PRINCIPAL     LOANS IN    BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
                       MORTGAGE      BALANCE        LOAN    OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
TYPE OF PROGRAM          LOANS     OUTSTANDING     GROUP 1      ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
---------------        --------  ---------------  --------  -----------  --------  ---------  -----------  -------------
One-Year MTA.........     859    $303,172,746.02   100.00%   352,936.84    2.516      378         688          75.31
                          ---    ---------------   ------
   Total.............     859    $303,172,746.02   100.00%
                          ===    ===============   ======

                            CURRENT MORTGAGE RATES(1)

                                                   PERCENT               WEIGHTED
                                                     OF       AVERAGE     AVERAGE                   WEIGHTED
                        NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   REMAINING    WEIGHTED      AVERAGE
                          OF        PRINCIPAL     LOANS IN    BALANCE     TERM TO     AVERAGE       ORIGINAL
CURRENT                MORTGAGE      BALANCE        LOAN    OUTSTANDING   MATURITY  FICO CREDIT  LOAN-TO-VALUE
MORTGAGE RATE (%)        LOANS     OUTSTANDING     GROUP 1      ($)       (MONTHS)     SCORE       RATIO (%)
-----------------      --------  ---------------  --------  -----------  ---------  -----------  -------------
1.000................      75    $ 26,483,861.00     8.74%   353,118.15     364         702          72.27
1.250................     122      47,389,529.00    15.63    388,438.76     381         704          71.10
1.500................     130      50,453,763.00    16.64    388,105.87     390         695          75.02
1.750................     188      67,596,006.00    22.30    359,553.22     370         683          74.68
2.000................      53      21,335,560.00     7.04    402,557.74     402         686          73.40
2.195................       1         287,000.00     0.09    287,000.00     360         736          85.67
2.250................      65      21,212,680.00     7.00    326,348.92     369         647          75.49
2.440................       1         276,250.00     0.09    276,250.00     360         727          85.00
2.445................       1         198,000.00     0.07    198,000.00     360         778          82.50
2.500................      33       9,361,076.00     3.09    283,668.97     393         685          79.07
2.625................       2         458,800.00     0.15    229,400.00     360         638          81.81
2.745................       1         335,750.00     0.11    335,750.00     360         701          85.00
2.750................      20       6,465,966.35     2.13    323,298.32     365         700          80.24
2.970................       1         139,000.00     0.05    139,000.00     360         636          86.88
2.980................       1         164,900.00     0.05    164,900.00     360         736          85.00
3.000................      11       3,821,900.00     1.26    347,445.45     382         672          77.12
3.010................       1         250,000.00     0.08    250,000.00     360         652          86.21
3.250................       8       2,192,900.00     0.72    274,112.50     368         676          78.32
3.500................       6         850,750.00     0.28    141,791.67     360         736          77.75
3.750................       2         620,000.00     0.20    310,000.00     360         653          80.00
4.000................       4         686,400.00     0.23    171,600.00     419         672          80.00
5.500................       1          91,797.39     0.03     91,797.39     359         646          80.00
6.250................       1         158,703.01     0.05    158,703.01     359         663          87.56
6.500................       1         259,330.52     0.09    259,330.52     359         745          79.99
6.625................       1         371,907.86     0.12    371,907.86     358         686          80.00
6.750................       2       1,193,964.13     0.39    596,982.07     359         741          77.10
6.875................       7       2,816,652.26     0.93    402,378.89     359         694          87.04
7.000................       6       2,940,693.92     0.97    490,115.65     359         735          75.53
7.035................       1         235,355.36     0.08    235,355.36     359         673          90.00
7.095................       1          85,376.81     0.03     85,376.81     359         678          95.00
7.125................      10       2,752,441.14     0.91    275,244.11     358         695          80.97
7.250................      13       3,272,769.23     1.08    251,751.48     369         703          79.61
7.330................       1         227,583.88     0.08    227,583.88     359         769          95.00
7.375................       9       2,699,216.28     0.89    299,912.92     358         687          85.41
7.395................       1         248,564.73     0.08    248,564.73     359         681          95.00
7.425................       1         206,990.52     0.07    206,990.52     358         695          90.00
7.430................       1         181,639.20     0.06    181,639.20     359         667          89.10
7.470................       1         381,397.10     0.13    381,397.10     359         647          95.00
7.500................      39      13,064,473.70     4.31    334,986.51     363         672          78.33
7.540................       1         399,423.67     0.13    399,423.67     359         632          89.89
7.625................      19       6,207,897.71     2.05    326,731.46     379         671          83.47
7.635................       1         601,820.36     0.20    601,820.36     359         740          89.99
7.640................       1         266,114.55     0.09    266,114.55     359         680          90.00
7.670................       1         296,958.43     0.10    296,958.43     359         641          95.00

                                                   PERCENT               WEIGHTED
                                                     OF       AVERAGE     AVERAGE                   WEIGHTED
                        NUMBER      AGGREGATE     MORTGAGE   PRINCIPAL   REMAINING    WEIGHTED      AVERAGE
                          OF        PRINCIPAL     LOANS IN    BALANCE     TERM TO     AVERAGE       ORIGINAL
CURRENT                MORTGAGE      BALANCE        LOAN    OUTSTANDING   MATURITY  FICO CREDIT  LOAN-TO-VALUE
MORTGAGE RATE (%)        LOANS     OUTSTANDING     GROUP 1      ($)       (MONTHS)     SCORE       RATIO (%)
-----------------      --------  ---------------  --------  -----------  ---------  -----------  -------------
7.750................       6       1,542,014.50     0.51    257,002.42     466         700          83.35
7.875................       3         948,514.00     0.31    316,171.33     479         658          73.53
7.915................       1         148,276.33     0.05    148,276.33     359         672          90.00
7.940................       2         625,332.35     0.21    312,666.18     359         670          89.89
8.065................       1         367,445.73     0.12    367,445.73     359         670          89.76
                          ---    ---------------   ------
   Total.............     859    $303,172,746.02   100.00%
                          ===    ===============   ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 (as so adjusted) is expected to be approximately 2.499% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 1 is expected to be approximately 2.516% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                           PERCENT                          WEIGHTED
                                                             OF        AVERAGE    WEIGHTED   AVERAGE                   WEIGHTED
RANGE OF                        NUMBER      AGGREGATE     MORTGAGE    PRINCIPAL    AVERAGE  REMAINING    WEIGHTED      AVERAGE
CURRENT MORTGAGE                  OF        PRINCIPAL     LOANS IN     BALANCE     CURRENT   TERM TO     AVERAGE       ORIGINAL
LOAN PRINCIPAL                 MORTGAGE      BALANCE        LOAN     OUTSTANDING  MORTGAGE   MATURITY  FICO CREDIT  LOAN-TO-VALUE
BALANCES ($)                     LOANS     OUTSTANDING     GROUP 1       ($)      RATE (%)   (MONTHS)     SCORE       RATIO (%)
----------------               --------  ---------------  --------  ------------  --------  ---------  -----------  -------------
      0.01 - 50,000.00.......       2    $     88,000.00     0.03%     44,000.00    2.750      360         772          80.00
 50,000.01 - 100,000.00......      22       1,767,082.15     0.58      80,321.92    3.346      365         699          75.11
100,000.01 - 150,000.00......      56       7,308,893.08     2.41     130,515.95    3.325      374         680          77.99
150,000.01 - 200,000.00......     121      21,178,425.68     6.99     175,028.31    2.823      374         685          75.89
200,000.01 - 250,000.00......     108      24,451,207.82     8.07     226,400.07    2.678      374         679          75.47
250,000.01 - 300,000.00......     111      30,590,482.57    10.09     275,589.93    2.721      377         684          76.16
300,000.01 - 350,000.00......      88      28,761,619.53     9.49     326,836.59    2.525      376         688          76.68
350,000.01 - 400,000.00......     102      38,705,228.70    12.77     379,463.03    2.613      385         681          75.53
400,000.01 - 450,000.00......      59      25,193,626.04     8.31     427,010.61    2.060      393         692          76.17
450,000.01 - 500,000.00......      45      21,265,342.54     7.01     472,563.17    2.461      379         683          75.81
500,000.01 - 550,000.00......      38      19,876,045.17     6.56     523,053.82    2.459      372         689          72.55
550,000.01 - 600,000.00......      39      22,655,198.91     7.47     580,902.54    2.585      369         691          77.99
600,000.01 - 650,000.00......      27      17,065,735.91     5.63     632,064.29    2.598      373         703          76.93
650,000.01 - 700,000.00......       8       5,427,500.00     1.79     678,437.50    1.656      360         666          71.09
700,000.01 - 750,000.00......       3       2,160,500.00     0.71     720,166.67    1.832      360         661          78.35
750,000.01 - 1,000,000.00....      16      14,358,684.00     4.74     897,417.75    1.479      392         715          72.56
1,000,000.01 - 1,500,000.00..       8      10,268,151.79     3.39   1,283,518.97    2.545      387         701          74.15
1,500,000.01 - 2,000,000.00..       4       7,701,022.13     2.54   1,925,255.53    3.397      360         701          67.08
2,000,000.01 and Above.......       2       4,350,000.00     1.43   2,175,000.00    1.750      360         700          65.31
                                  ---    ---------------   ------
   Total.....................     859    $303,172,746.02   100.00%
                                  ===    ===============   ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 1 is approximately $352,937.

                              FICO CREDIT SCORES(1)

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
RANGE OF                        MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
FICO CREDIT SCORES                LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------              --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
601-620 ......................      18    $  6,892,211.13      2.27%    382,900.62    3.483      377        618      72.98
621-640 ......................     114      33,977,050.92     11.21     298,044.31    2.693      369        632      73.62
641-660 ......................     151      50,633,693.02     16.70     335,322.47    2.497      373        651      74.51
661-680 ......................     169      57,690,290.59     19.03     341,362.67    2.570      376        670      76.86
681-700 ......................     125      45,752,821.72     15.09     366,022.57    2.674      379        690      77.12
701-720 ......................      95      40,861,648.86     13.48     430,122.62    2.236      379        710      74.75
721-740 ......................      54      19,873,774.13      6.56     368,032.85    2.684      379        731      79.08
741-760 ......................      51      19,220,296.94      6.34     376,868.57    2.165      391        750      74.54
761-780 ......................      42      16,141,866.24      5.32     384,330.15    2.347      388        771      73.92
781-800 ......................      25       8,660,891.32      2.86     346,435.65    2.180      388        788      67.59
801-820 ......................       8       1,822,622.15      0.60     227,827.77    2.690      372        807      76.43
Not Available ................       7       1,645,579.00      0.54     235,082.71    1.367      376        N/A      70.90
                                   ---    ---------------    ------
   Total .....................     859    $303,172,746.02    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 1 is approximately 688.

                             DOCUMENTATION PROGRAMS

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
DOCUMENTATION PROGRAMS            LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------          --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
CLUES Plus ...................       3    $    758,997.10      0.25%    252,999.03    5.145      388        650      87.54
Full/Alternative .............     113      38,465,577.61     12.69     340,403.34    3.075      370        673      78.34
No Income/No Asset ...........       3       1,047,127.98      0.35     349,042.66    4.855      359        708      69.93
Reduced ......................     583     214,789,021.04     70.85     368,420.28    2.453      379        689      75.53
Stated Income/Stated Asset ...     157      48,112,022.29     15.87     306,446.00    2.258      380        697      71.84
                                   ---    ---------------    ------
   Total .....................     859    $303,172,746.02    100.00%
                                   ===    ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL               MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------------------        --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
50.00 or Less ................      25    $  7,401,400.00      2.44%    296,056.00    1.231      389        703      40.65
50.01 to 55.00 ...............       9       2,290,885.08      0.76     254,542.79    2.204      394        670      52.86
55.01 to 60.00 ...............      21      11,005,427.82      3.63     524,067.99    1.744      381        705      58.17
60.01 to 65.00 ...............      37      16,227,678.01      5.35     438,585.89    1.799      386        683      62.70
65.01 to 70.00 ...............     101      40,708,244.93     13.43     403,051.93    2.339      369        688      69.14
70.01 to 75.00 ...............     118      42,542,994.41     14.03     360,533.85    2.270      374        681      74.02
75.01 to 80.00 ...............     470     161,303,478.09     53.21     343,198.89    2.303      381        689      79.69
80.01 to 85.00 ...............      19       5,432,612.29      1.79     285,926.96    3.568      371        684      83.94
85.01 to 90.00 ...............      41      11,421,300.36      3.77     278,568.30    7.087      361        691      89.31
90.01 to 95.00 ...............      18       4,838,725.03      1.60     268,818.06    7.562      368        694      95.00
                                   ---    ---------------    ------
   Total .....................     859    $303,172,746.02    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 1 is approximately 75.31%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 1 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
STATE                             LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----                           --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
Alabama ......................       1    $     66,400.00      0.02%     66,400.00    3.500      360        810      80.00
Alaska .......................       2         613,000.00      0.20     306,500.00    2.244      360        681      77.48
Arizona ......................      19       4,842,588.22      1.60     254,873.06    3.123      367        692      72.79
California ...................     404     173,309,460.72     57.17     428,983.81    2.470      382        690      74.87
Colorado .....................       7       1,829,112.32      0.60     261,301.76    3.655      359        724      75.98
Connecticut ..................       5       1,227,270.47      0.40     245,454.09    4.158      360        681      75.61
District of Columbia .........       2         525,100.00      0.17     262,550.00    1.666      440        689      74.51
Florida ......................     181      54,123,808.41     17.85     299,026.57    2.670      376        688      76.26
Georgia ......................       3       1,520,800.00      0.50     506,933.33    1.878      360        657      80.00
Hawaii .......................       2         748,241.86      0.25     374,120.93    5.625      359        676      80.00
Idaho ........................       3         547,877.47      0.18     182,625.82    4.147      359        751      82.19
Illinois .....................      13       3,548,483.52      1.17     272,960.27    2.003      360        651      72.15
Indiana ......................       3         642,090.88      0.21     214,030.29    3.849      358        660      80.42
Maryland .....................      23       7,095,406.55      2.34     308,495.94    2.480      378        677      78.01
Michigan .....................      22       3,988,029.06      1.32     181,274.05    2.434      376        695      77.58
Minnesota ....................       4         670,000.00      0.22     167,500.00    1.701      360        709      80.00
Missouri .....................       3         555,311.41      0.18     185,103.80    4.933      360        689      84.08
Nevada .......................      52      14,041,412.40      4.63     270,027.16    2.789      369        688      78.63
New Hampshire ................       1         580,000.00      0.19     580,000.00    1.000      360        677      80.00
New Jersey ...................      21       8,323,693.96      2.75     396,366.38    1.887      360        665      69.69
New Mexico ...................       1         205,500.00      0.07     205,500.00    1.250      360        670      78.74
New York .....................       9       3,330,000.00      1.10     370,000.00    1.477      360        675      70.96
North Carolina ...............       1         166,936.87      0.06     166,936.87    7.625      359        625      95.00
Ohio .........................       6       1,635,850.00      0.54     272,641.67    1.906      360        726      68.19
Oklahoma .....................       1         139,298.75      0.05     139,298.75    7.250      359        650      90.00
Oregon .......................       8       1,789,591.01      0.59     223,698.88    2.319      377        726      74.39
Pennsylvania .................       8       1,399,039.80      0.46     174,879.98    2.377      360        683      76.93
Rhode Island .................       3         771,200.00      0.25     257,066.67    2.155      360        663      74.71
South Carolina ...............       2         530,450.00      0.17     265,225.00    1.861      403        739      81.80
Tennessee ....................       2         470,800.00      0.16     235,400.00    1.369      360        669      80.00
Texas ........................       6         742,526.88      0.24     123,754.48    2.973      360        692      76.70
Utah .........................       5       1,822,945.73      0.60     364,589.15    2.171      384        698      68.66
Virginia .....................      19       7,452,089.73      2.46     392,215.25    2.216      366        679      75.85
Washington ...................      10       2,701,656.94      0.89     270,165.69    2.861      405        706      77.59
Wisconsin ....................       6       1,137,273.06      0.38     189,545.51    2.963      430        701      80.24
Wyoming ......................       1          79,500.00      0.03      79,500.00    1.750      480        690      66.25
                                   ---    ---------------    ------
   Total .....................     859    $303,172,746.02    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, no more than approximately 0.817% of the Mortgage Loans in Loan Group 1 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE  MATURITY    CREDIT     VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
------------                    --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
Refinance (cash-out)..........     453    $167,477,968.97     55.24%    369,708.54    2.547      376        683      73.50
Purchase......................     245      81,180,682.16     26.78     331,349.72    2.669      379        703      78.72
Refinance (rate/term).........     161      54,514,094.89     17.98     338,596.86    2.193      381        684      75.82
                                   ---    ---------------    ------
   Total......................     859    $303,172,746.02    100.00%
                                   ===    ===============    ======

                        TYPES OF MORTGAGED PROPERTIES(1)

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE  MATURITY    CREDIT     VALUE
PROPERTY TYPE                     LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-------------                   --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
2-4 Family Units.............       80    $ 29,129,984.99      9.61%    364,124.81    2.138      374        699      72.20
Hi-rise Condominium..........       23       8,796,757.00      2.90     382,467.70    1.859      381        696      76.95
Low-rise Condominium.........       91      25,076,610.61      8.27     275,567.15    2.953      379        703      78.81
Planned Unit Development.....      165      60,194,758.36     19.85     364,816.72    2.964      377        696      76.82
Single Family Residence......      500     179,974,635.06     59.36     359,949.27    2.398      378        682      74.75
                                   ---    ---------------    ------
   Total.....................      859    $303,172,746.02    100.00%
                                   ===    ===============    ======

----------
(1)  Treated as real property.

                               OCCUPANCY TYPES(1)

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE  MATURITY    CREDIT     VALUE
OCCUPANCY TYPES                   LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                 --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
Investment Property..........      126    $ 39,195,592.70     12.93%    311,076.13    2.457      369        708      71.08
Primary Residence............      685     249,136,052.96     82.18     363,702.27    2.547      379        685      75.91
Secondary Residence..........       48      14,841,100.36      4.90     309,189.59    2.152      375        701      76.52
                                   ---    ---------------    ------
   Total.....................      859    $303,172,746.02    100.00%
                                   ===    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                         WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED  WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT    FICO     LOAN-TO-
REMAINING TERM                  MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)    SCORE   RATIO (%)
--------------------            --------  ---------------  ----------  -----------  --------  --------  ---------
480 ..........................     111    $ 40,929,865.00     13.50%    368,737.52    1.719      701      73.92
479 ..........................      11       3,728,076.54      1.23     338,916.05    7.696      691      78.64
478 ..........................       1         253,475.82      0.08     253,475.82    7.500      707      57.50
475 ..........................       1         131,176.62      0.04     131,176.62    7.750      688      80.00
360 ..........................     614     219,369,480.00     72.36     357,279.28    1.705      687      74.36
359 ..........................      97      31,910,705.13     10.53     328,976.34    7.399      684      82.42
358 ..........................      19       5,351,722.04      1.77     281,669.58    7.403      701      79.63
357 ..........................       1         279,167.05      0.09     279,167.05    7.500      703      89.81
356 ..........................       1         523,335.51      0.17     523,335.51    7.625      634      80.00
355 ..........................       1         356,275.96      0.12     356,275.96    7.375      661      80.00
352 ..........................       1         194,875.47      0.06     194,875.47    7.375      663      80.00
349 ..........................       1         144,590.88      0.05     144,590.88    7.125      677      73.08
                                   ---    ---------------    ------
   Total .....................     859    $303,172,746.02    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 1 is approximately 378 months.

                                GROSS MARGINS(1)

                                                                                                WEIGHTED             WEIGHTED
                                                           PERCENT OF     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL      LOANS IN      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE         LOAN      OUTSTANDING  MORTGAGE  MATURITY    CREDIT     VALUE
GROSS MARGIN (%)                  LOANS     OUTSTANDING      GROUP 1        ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  ---------------  ----------  ------------  --------  ---------  --------  ---------
1.400 ........................      1     $   308,000.00      0.10%      308,000.00    1.250      360        686      79.79
1.525 ........................      1         200,000.00      0.07       200,000.00    1.250      360        693      74.07
1.725 ........................      1         840,000.00      0.28       840,000.00    1.250      360        752      80.00
1.900 ........................      1         580,000.00      0.19       580,000.00    1.000      360        677      80.00
1.975 ........................      1         300,000.00      0.10       300,000.00    1.000      360        663      77.52
2.100 ........................      1         268,000.00      0.09       268,000.00    1.000      360        787      80.00
2.125 ........................      1         862,500.00      0.28       862,500.00    1.250      360        775      75.00
2.200 ........................      1         158,703.01      0.05       158,703.01    6.250      359        663      87.56
2.250 ........................      3       1,275,720.00      0.42       425,240.00    1.500      395        716      64.80
2.275 ........................      1         310,900.00      0.10       310,900.00    2.250      360        643      73.50
2.350 ........................      2       1,187,000.00      0.39       593,500.00    1.524      360        734      55.46
2.425 ........................      1       1,491,000.00      0.49     1,491,000.00    1.750      360        720      70.00
2.500 ........................      6       2,238,330.52      0.74       373,055.09    1.929      360        724      75.25
2.575 ........................      6       3,015,800.00      0.99       502,633.33    1.303      360        736      74.97
2.650 ........................      6       2,611,337.86      0.86       435,222.98    2.190      360        702      76.13
2.700 ........................      2         700,000.00      0.23       350,000.00    1.529      360        722      80.00
2.725 ........................     13       4,307,196.74      1.42       331,322.83    2.283      360        691      76.98
2.750 ........................      1         375,000.00      0.12       375,000.00    1.250      480        742      48.08
2.800 ........................      9       4,216,867.39      1.39       468,540.82    2.168      375        695      70.85
2.850 ........................      1         225,000.00      0.07       225,000.00    1.250      360        697      64.29
2.875 ........................     19       8,390,866.26      2.77       441,624.54    3.395      374        709      78.53
2.900 ........................      2         632,000.00      0.21       316,000.00    1.342      480        760      56.73
2.925 ........................      1         528,000.00      0.17       528,000.00    1.500      360        664      80.00
2.950 ........................     30      12,409,185.28      4.09       413,639.51    2.675      369        714      74.90
2.975 ........................      2         548,500.00      0.18       274,250.00    2.102      480        689      69.33
3.000 ........................      1         260,000.00      0.09       260,000.00    1.000      360        661      54.85
3.025 ........................     10       2,936,382.64      0.97       293,638.26    1.970      360        671      76.46
3.075 ........................     31      11,139,428.72      3.67       359,336.41    2.565      364        689      73.97
3.100 ........................      1         616,000.00      0.20       616,000.00    1.250      360        759      80.00
3.125 ........................     17       5,089,862.42      1.68       299,403.67    1.682      366        690      68.01
3.150 ........................      1          66,400.00      0.02        66,400.00    3.500      360        810      80.00
3.175 ........................      7       3,083,664.00      1.02       440,523.43    1.425      393        728      69.93
3.200 ........................     72      24,074,570.48      7.94       334,369.03    2.178      381        697      71.95

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING      GROUP 1  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------                --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
3.250 ........................       9        3,209,898.75      1.06      356,655.42      1.832      416        684        74.00
3.275 ........................       1          504,000.00      0.17      504,000.00      2.500      480        744        80.00
3.300 ........................      16        7,715,952.00      2.55      482,247.00      1.635      378        686        75.53
3.325 ........................      47       15,875,519.32      5.24      337,777.01      2.410      378        705        77.27
3.350 ........................       1          166,600.00      0.05      166,600.00      2.000      360        707        74.21
3.375 ........................      33       12,384,294.00      4.08      375,281.64      1.456      383        705        72.72
3.400 ........................       4        1,740,275.96      0.57      435,068.99      2.305      374        743        80.00
3.425 ........................       1          335,750.00      0.11      335,750.00      3.125      360        701        85.00
3.450 ........................     118       38,648,245.56     12.75      327,527.50      3.588      370        681        76.96
3.500 ........................      34       11,717,824.82      3.87      344,641.91      1.787      401        686        73.96
3.525 ........................       3          938,800.00      0.31      312,933.33      2.622      360        660        80.54
3.550 ........................      11        3,253,225.00      1.07      295,747.73      1.803      377        694        75.52
3.575 ........................     262       93,879,264.10     30.97      358,317.80      2.328      375        670        75.43
3.600 ........................       1          395,000.00      0.13      395,000.00      2.500      360        694        79.00
3.650 ........................       1          191,250.00      0.06      191,250.00      2.500      480        677        85.00
3.700 ........................      12        3,676,351.62      1.21      306,362.64      3.996      479        713        79.84
3.725 ........................       1          384,000.00      0.13      384,000.00      2.250      360        664        80.00
3.800 ........................       1          157,662.88      0.05      157,662.88      7.750      358        658        80.00
3.825 ........................       9        2,872,764.00      0.95      319,196.00      3.846      468        693        77.37
3.850 ........................       1          344,000.00      0.11      344,000.00      2.500      360        666        80.00
3.875 ........................       1          235,355.36      0.08      235,355.36      7.875      359        673        90.00
3.900 ........................       1          580,000.00      0.19      580,000.00      1.750      360        703        80.00
3.925 ........................       1           85,376.81      0.03       85,376.81      7.875      359        678        95.00
3.950 ........................       2          324,139.20      0.11      162,069.60      5.802      359        661        82.90
3.975 ........................       3        1,013,546.35      0.33      337,848.78      2.569      360        646        77.87
4.075 ........................       2          799,820.36      0.26      399,910.18      6.887      359        749        88.14
4.100 ........................      13        2,090,850.00      0.69      160,834.62      3.358      379        708        76.24
4.200 ........................       2          546,297.10      0.18      273,148.55      6.816      359        674        91.98
4.250 ........................       1          227,583.88      0.08      227,583.88      8.250      359        769        95.00
4.300 ........................       1          250,000.00      0.08      250,000.00      3.500      360        652        86.21
4.325 ........................       2          488,990.52      0.16      244,495.26      5.708      359        754        87.83
4.400 ........................       1          248,564.73      0.08      248,564.73      8.375      359        681        95.00
4.450 ........................       3          668,891.87      0.22      222,963.96      5.987      359        661        85.58
4.500 ........................       1          296,958.43      0.10      296,958.43      8.500      359        641        95.00
4.700 ........................       2          767,144.61      0.25      383,572.31      8.750      359        653        89.94
4.800 ........................       1          257,611.41      0.08      257,611.41      8.750      359        661        89.74
4.825 ........................       2          515,722.06      0.17      257,861.03      8.875      359        671        89.83
5.075 ........................       1          139,000.00      0.05      139,000.00      4.250      360        636        86.88
                                   ---     ---------------    ------
   TOTAL .....................     859     $303,172,746.02    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 1 was approximately 3.344%.

                            MAXIMUM MORTGAGE RATES(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
MAXIMUM MORTGAGE RATE (%)         LOANS      OUTSTANDING      GROUP 1  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------------------       --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
9.950 ........................     846     $300,011,859.41     98.96%     354,623.95      2.475      378        688        75.18
10.700 .......................       3          948,359.56      0.31      316,119.85      7.297      359        725        88.95
10.825 .......................       2          417,800.00      0.14      208,900.00      3.032      360        707        85.10
10.950 .......................       4          973,529.78      0.32      243,382.45      6.875      359        701        90.87
11.200 .......................       2          515,997.27      0.17      257,998.64      8.786      359        675        90.00
11.700 .......................       1          134,000.00      0.04      134,000.00      1.750      360        637        74.44
12.700 .......................       1          171,200.00      0.06      171,200.00      2.750      360        693        80.00
                                   ---     ---------------    ------
   TOTAL .....................     859     $303,172,746.02    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 1 was approximately 9.961%.

                            MINIMUM MORTGAGE RATES(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE  MATURITY    CREDIT   LOAN-TO-VALUE
MINIMUM MORTGAGE RATE (%)         LOANS      OUTSTANDING      GROUP 1  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
-------------------------       --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
1.400 ........................      1       $   308,000.00     0.10%       308,000.00     1.250      360        686        79.79
1.525 ........................      1           200,000.00     0.07        200,000.00     1.250      360        693        74.07
1.725 ........................      1           840,000.00     0.28        840,000.00     1.250      360        752        80.00
1.900 ........................      1           580,000.00     0.19        580,000.00     1.000      360        677        80.00
1.975 ........................      1           300,000.00     0.10        300,000.00     1.000      360        663        77.52
2.100 ........................      1           268,000.00     0.09        268,000.00     1.000      360        787        80.00
2.125 ........................      1           862,500.00     0.28        862,500.00     1.250      360        775        75.00
2.200 ........................      1           158,703.01     0.05        158,703.01     6.250      359        663        87.56
2.250 ........................      3         1,275,720.00     0.42        425,240.00     1.500      395        716        64.80
2.275 ........................      1           310,900.00     0.10        310,900.00     2.250      360        643        73.50
2.350 ........................      2         1,187,000.00     0.39        593,500.00     1.524      360        734        55.46
2.425 ........................      1         1,491,000.00     0.49      1,491,000.00     1.750      360        720        70.00
2.500 ........................      6         2,238,330.52     0.74        373,055.09     1.929      360        724        75.25
2.575 ........................      6         3,015,800.00     0.99        502,633.33     1.303      360        736        74.97
2.650 ........................      6         2,611,337.86     0.86        435,222.98     2.190      360        702        76.13
2.700 ........................      2           700,000.00     0.23        350,000.00     1.529      360        722        80.00
2.725 ........................     13         4,307,196.74     1.42        331,322.83     2.283      360        691        76.98
2.750 ........................      1           375,000.00     0.12        375,000.00     1.250      480        742        48.08
2.800 ........................      9         4,216,867.39     1.39        468,540.82     2.168      375        695        70.85
2.850 ........................      1           225,000.00     0.07        225,000.00     1.250      360        697        64.29
2.875 ........................     19         8,390,866.26     2.77        441,624.54     3.395      374        709        78.53
2.900 ........................      2           632,000.00     0.21        316,000.00     1.342      480        760        56.73
2.925 ........................      1           528,000.00     0.17        528,000.00     1.500      360        664        80.00
2.950 ........................     30        12,409,185.28     4.09        413,639.51     2.675      369        714        74.90
2.975 ........................      2           548,500.00     0.18        274,250.00     2.102      480        689        69.33
3.000 ........................      1           260,000.00     0.09        260,000.00     1.000      360        661        54.85
3.025 ........................     10         2,936,382.64     0.97        293,638.26     1.970      360        671        76.46
3.075 ........................     31        11,139,428.72     3.67        359,336.41     2.565      364        689        73.97
3.100 ........................      1           616,000.00     0.20        616,000.00     1.250      360        759        80.00
3.125 ........................     17         5,089,862.42     1.68        299,403.67     1.682      366        690        68.01
3.150 ........................      1            66,400.00     0.02         66,400.00     3.500      360        810        80.00
3.175 ........................      7         3,083,664.00     1.02        440,523.43     1.425      393        728        69.93
3.200 ........................     72        24,074,570.48     7.94        334,369.03     2.178      381        697        71.95
3.250 ........................      9         3,209,898.75     1.06        356,655.42     1.832      416        684        74.00
3.275 ........................      1           504,000.00     0.17        504,000.00     2.500      480        744        80.00
3.300 ........................     16         7,715,952.00     2.55        482,247.00     1.635      378        686        75.53
3.325 ........................     47        15,875,519.32     5.24        337,777.01     2.410      378        705        77.27

                                                                                                   WEIGHTED             WEIGHTED
                                                           PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO     LOAN-TO-
MINIMUM                         MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS     OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------               --------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
3.350.........................       1         166,600.00      0.05       166,600.00      2.000      360        707      74.21
3.375.........................      33      12,384,294.00      4.08       375,281.64      1.456      383        705      72.72
3.400.........................       4       1,740,275.96      0.57       435,068.99      2.305      374        743      80.00
3.425.........................       1         335,750.00      0.11       335,750.00      3.125      360        701      85.00
3.450.........................     118      38,648,245.56     12.75       327,527.50      3.588      370        681      76.96
3.500.........................      34      11,717,824.82      3.87       344,641.91      1.787      401        686      73.96
3.525.........................       3         938,800.00      0.31       312,933.33      2.622      360        660      80.54
3.550.........................      11       3,253,225.00      1.07       295,747.73      1.803      377        694      75.52
3.575.........................     262      93,879,264.10     30.97       358,317.80      2.328      375        670      75.43
3.600.........................       1         395,000.00      0.13       395,000.00      2.500      360        694      79.00
3.650.........................       1         191,250.00      0.06       191,250.00      2.500      480        677      85.00
3.700.........................      12       3,676,351.62      1.21       306,362.64      3.996      479        713      79.84
3.725.........................       1         384,000.00      0.13       384,000.00      2.250      360        664      80.00
3.800.........................       1         157,662.88      0.05       157,662.88      7.750      358        658      80.00
3.825.........................       9       2,872,764.00      0.95       319,196.00      3.846      468        693      77.37
3.850.........................       1         344,000.00      0.11       344,000.00      2.500      360        666      80.00
3.875.........................       1         235,355.36      0.08       235,355.36      7.875      359        673      90.00
3.900.........................       1         580,000.00      0.19       580,000.00      1.750      360        703      80.00
3.925.........................       1          85,376.81      0.03        85,376.81      7.875      359        678      95.00
3.950.........................       2         324,139.20      0.11       162,069.60      5.802      359        661      82.90
3.975.........................       3       1,013,546.35      0.33       337,848.78      2.569      360        646      77.87
4.075.........................       2         799,820.36      0.26       399,910.18      6.887      359        749      88.14
4.100.........................      13       2,090,850.00      0.69       160,834.62      3.358      379        708      76.24
4.200.........................       2         546,297.10      0.18       273,148.55      6.816      359        674      91.98
4.250.........................       1         227,583.88      0.08       227,583.88      8.250      359        769      95.00
4.300.........................       1         250,000.00      0.08       250,000.00      3.500      360        652      86.21
4.325.........................       2         488,990.52      0.16       244,495.26      5.708      359        754      87.83
4.400.........................       1         248,564.73      0.08       248,564.73      8.375      359        681      95.00
4.450.........................       3         668,891.87      0.22       222,963.96      5.987      359        661      85.58
4.500.........................       1         296,958.43      0.10       296,958.43      8.500      359        641      95.00
4.700.........................       2         767,144.61      0.25       383,572.31      8.750      359        653      89.94
4.800.........................       1         257,611.41      0.08       257,611.41      8.750      359        661      89.74
4.825.........................       2         515,722.06      0.17       257,861.03      8.875      359        671      89.83
5.075.........................       1         139,000.00      0.05       139,000.00      4.250      360        636      86.88
                                   ---    ---------------    ------
   Total......................     859    $303,172,746.02    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 1 was approximately 3.344%.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                                   WEIGHTED             WEIGHTED
                                                           PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO     LOAN-TO-
INITIAL RATE                    MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
ADJUSTMENT DATE                   LOANS     OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                 --------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
July 1, 2005..................       1    $    144,590.88      0.05%      144,590.88      7.125      349        677      73.08
October 1, 2005...............       1         194,875.47      0.06       194,875.47      7.375      352        663      80.00
January 1, 2006...............       2         487,452.58      0.16       243,726.29      7.476      387        668      80.00
February 1, 2006..............       1         523,335.51      0.17       523,335.51      7.625      356        634      80.00
March 1, 2006.................       1         279,167.05      0.09       279,167.05      7.500      357        703      89.81
April 1, 2006.................      20       5,605,197.86      1.85       280,259.89      7.407      363        701      78.63
May 1, 2006...................     107      35,358,035.32     11.66       330,448.93      7.468      372        685      82.08
June 1, 2006..................     502     185,739,216.00     61.27       369,998.44      1.637      383        691      73.97
July 1, 2006..................     194      66,754,675.35     22.02       344,096.26      1.786      369        684      74.78
August 1, 2006................       9       3,412,900.00      1.13       379,211.11      2.754      372        657      77.60
September 1, 2006.............      21       4,673,300.00      1.54       222,538.10      2.657      367        701      77.39
                                   ---    ---------------    ------
   Total......................     859    $303,172,746.02    100.00%
                                   ===    ===============    ======

                        MAXIMUM NEGATIVE AMORTIZATION(1)

                                                                                                   WEIGHTED             WEIGHTED
                                                           PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO     LOAN-TO-
MAXIMUM NEGATIVE                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
AMORTIZATION (%)                  LOANS     OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
110...........................       9    $  3,330,000.00      1.10%      370,000.00      1.477      360        675      70.96
115...........................     850     299,842,746.02     98.90       352,756.17      2.528      378        689      75.36
                                   ---    ---------------    ------
   Total......................     859    $303,172,746.02    100.00%
                                   ===    ===============    ======

----------
(1)  Reflects maximum allowable percentage of original unpaid principal balance.

                        FIXED RATE PERIODS AT ORIGINATION

                                                                                                   WEIGHTED             WEIGHTED
                                                           PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO     LOAN-TO-
FIXED RATE PERIOD               MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS     OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------               --------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
1.............................     828    $294,805,799.67     97.24%     356,045.65       2.511      378        689      75.25
3.............................      31    $  8,366,946.35      2.76      269,901.50       2.699      369        680      77.39
                                   ---    ---------------    ------
   Total......................     859    $303,172,746.02    100.00%
                                   ===    ===============    ======

                     PREPAYMENT CHARGE PERIOD AT ORIGINATION

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE               MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                   LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------               --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
36............................     859    $303,172,746.02    100.00%    352,936.84    2.516      378        688      75.31
                                   ---    ---------------    ------
   Total......................     859    $303,172,746.02    100.00%
                                   ===    ===============    ======

                         INITIAL PAYMENT RECAST PERIODS

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INITIAL PAYMENT RECAST          MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                   LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------          --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
60 ...........................     407    $140,603,392.10     46.38%    345,462.88    3.250      375        693      76.53
120 ..........................     452     162,569,353.92     53.62     359,666.71    1.881      380        685      74.26
                                   ---    ---------------    ------
   Total .....................     859    $303,172,746.02    100.00%
                                   ===    ===============    ======

                                  LOAN GROUP 2

                                  LOAN PROGRAM

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
TYPE OF PROGRAM                   LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
---------------                 --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
One-Year MTA..................     638    $305,964,339.65    100.00%    479,567.93    2.307      378        703      74.49
                                   ---    ---------------    ------
   Total......................     638    $305,964,339.65    100.00%
                                   ===    ===============    ======

                            CURRENT MORTGAGE RATES(1)

                                                                                     WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE     AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL   REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING   MATURITY   CREDIT     VALUE
CURRENT MORTGAGE RATE (%)         LOANS     OUTSTANDING      GROUP 2       ($)       (MONTHS)    SCORE   RATIO (%)
-------------------------       --------  ---------------  ----------  -----------  ---------  --------  ---------
1.000 ........................      92    $46,024,091.00     15.04%     500,261.86     364        715      74.26
1.250 ........................      93     51,078,429.00     16.69      549,230.42     381        710      72.79
1.500 ........................      99     52,562,237.00     17.18      530,931.69     374        697      75.22
1.750 ........................     108     50,905,845.52     16.64      471,350.42     385        702      72.33
2.000 ........................      52     26,470,092.00      8.65      509,040.23     393        700      72.68
2.180 ........................       1        225,891.00      0.07      225,891.00     360        808      90.00
2.250 ........................      29     18,539,488.00      6.06      639,292.69     361        673      69.94
2.410 ........................       2        618,268.00      0.20      309,134.00     360        704      90.00
2.425 ........................       1        270,000.00      0.09      270,000.00     360        667      90.00
2.500 ........................      16      6,089,810.00      1.99      380,613.13     385        733      75.99
2.675 ........................       1        270,000.00      0.09      270,000.00     360        692      90.00
2.750 ........................      17      4,855,280.00      1.59      285,604.71     391        705      80.08
2.930 ........................       1        225,000.00      0.07      225,000.00     360        673      87.21
3.000 ........................       9      2,859,061.00      0.93      317,673.44     375        706      79.29
3.180 ........................       1        315,000.00      0.10      315,000.00     360        646      88.73
3.190 ........................       1        198,000.00      0.06      198,000.00     360        680      90.00
3.205 ........................       3        676,295.00      0.22      225,431.67     360        765      95.00
3.220 ........................       1        187,000.00      0.06      187,000.00     360        762      92.12
3.250 ........................      16      6,676,182.13      2.18      417,261.38     414        709      80.54
3.460 ........................       1        208,050.00      0.07      208,050.00     480        716      95.00
3.500 ........................       2        286,229.00      0.09      143,114.50     360        693      87.02
3.595 ........................       1        400,000.00      0.13      400,000.00     360        747      92.81
3.705 ........................       1        222,205.00      0.07      222,205.00     480        712      95.00
3.750 ........................       2        399,268.00      0.13      199,634.00     360        689      92.04
4.000 ........................       1        518,500.00      0.17      518,500.00     360        637      85.00
4.205 ........................       2        435,800.00      0.14      217,900.00     419        714      92.56
4.500 ........................       1        501,200.00      0.16      501,200.00     480        639      74.92
6.455 ........................       1        303,258.70      0.10      303,258.70     359        742      95.00
6.500 ........................       1        280,671.53      0.09      280,671.53     359        777      95.00
6.600 ........................       1        174,510.60      0.06      174,510.60     352        751      90.00
6.625 ........................       2        704,949.21      0.23      352,474.61     359        761      79.65
6.875 ........................       4      1,915,617.46      0.63      478,904.37     358        703      78.80
7.000 ........................       4      1,853,681.37      0.61      463,420.34     398        708      79.95
7.125 ........................       7      3,239,420.03      1.06      462,774.29     359        714      78.86
7.250 ........................      10      4,137,535.56      1.35      413,753.56     383        708      78.07
7.375 ........................      25      8,924,615.08      2.92      356,984.60     365        689      74.28
7.490 ........................       1        316,182.59      0.10      316,182.59     352        669      90.00
7.500 ........................       5      2,319,251.82      0.76      463,850.36     358        706      81.57
7.550 ........................       2        516,759.30      0.17      258,379.65     359        746      89.91
7.625 ........................      13      5,375,207.81      1.76      413,477.52     374        686      77.42

                                                              PERCENT                    WEIGHTED
                                                                OF                       AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE      REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE       MATURITY   CREDIT   LOAN-TO-VALUE
CURRENT MORTGAGE RATE (%)         LOANS      OUTSTANDING      GROUP 2  OUTSTANDING ($)   (MONTHS)    SCORE     RATIO (%)
-------------------------       --------  -----------------  --------  ---------------  ---------  --------  -------------
7.750 ........................       6        3,174,459.77      1.04      529,076.63       407       678         77.70
7.910 ........................       1          291,998.06      0.10      291,998.06       359       677         90.00
8.000 ........................       1          418,999.11      0.14      418,999.11       359       725         71.79
                                   ---     ---------------    ------
   Total .....................     638     $305,964,339.65    100.00%
                                   ===     ===============    ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table net of the interest premium charge by the related lenders. As of the cut-off date, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 (as so adjusted) is expected to be approximately 2.291% per annum. Without the adjustment, the weighted average current mortgage rate of the Mortgage Loans in Loan Group 2 is expected to be approximately 2.307% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
RANGE OF CURRENT MORTGAGE       MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS      OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------     --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
 50,000.01 - 100,000.00 ......       4     $    354,350.00      0.12%       88,587.50     1.475      360        696        75.50
100,000.01 - 150,000.00 ......      38        4,940,182.93      1.61       130,004.81     3.077      385        698        76.47
150,000.01 - 200,000.00 ......      49        8,618,678.03      2.82       175,891.39     2.537      372        697        78.80
200,000.01 - 250,000.00 ......      59       13,259,298.92      4.33       224,733.88     2.940      384        695        76.71
250,000.01 - 300,000.00 ......      70       19,128,366.77      6.25       273,262.38     3.127      373        691        78.09
300,000.01 - 350,000.00 ......      37       12,087,868.20      3.95       326,699.14     2.914      376        690        75.04
350,000.01 - 400,000.00 ......      46       17,380,923.26      5.68       377,846.16     2.662      378        690        77.63
400,000.01 - 450,000.00 ......      39       16,732,815.64      5.47       429,046.55     2.462      375        705        75.12
450,000.01 - 500,000.00 ......      58       27,546,526.78      9.00       474,940.12     2.106      380        714        76.45
500,000.01 - 550,000.00 ......      43       22,636,198.12      7.40       526,423.21     2.677      376        709        77.86
550,000.01 - 600,000.00 ......      34       19,647,504.33      6.42       577,867.77     1.901      378        701        78.42
600,000.01 - 650,000.00 ......      52       33,043,550.36     10.80       635,452.89     1.942      378        703        74.40
650,000.01 - 700,000.00 ......      15       10,220,959.77      3.34       681,397.32     2.420      368        708        73.68
700,000.01 - 750,000.00 ......      10        7,282,498.32      2.38       728,249.83     2.122      360        721        77.17
750,000.01 - 1,000,000.00 ....      54       48,670,172.26     15.91       901,299.49     2.048      380        707        70.04
1,000,000.01 - 1,500,000.00 ..      21       27,171,945.96      8.88     1,293,902.19     1.851      365        701        72.26
1,500,000.01 - 2,000,000.00 ..       8       14,247,500.00      4.66     1,780,937.50     1.879      392        709        63.50
2,000,000.01 and Above .......       1        2,995,000.00      0.98     2,995,000.00     3.250      480        695        74.97
                                   ---     ---------------    ------
   Total .....................     638     $305,964,339.65    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans in Loan Group 2 is approximately $479,568.

                             FICO CREDIT SCORES(1)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
RANGE OF FICO CREDIT SCORES       LOANS      OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------------------     --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
601-620 ......................       3     $  2,505,000.00      0.82%     835,000.00      2.060      360        609        67.19
621-640 ......................      47       18,204,287.12      5.95      387,325.26      2.974      365        632        72.29
641-660 ......................      83       33,553,460.34     10.97      404,258.56      2.399      367        653        75.66
661-680 ......................     117       55,778,530.43     18.23      476,739.58      2.250      378        671        76.55
681-700 ......................     106       53,993,038.80     17.65      509,368.29      2.318      384        691        73.63
701-720 ......................      75       36,786,114.59     12.02      490,481.53      2.080      388        711        74.14
721-740 ......................      65       34,418,560.83     11.25      529,516.32      2.475      387        732        72.18
741-760 ......................      65       33,718,747.52     11.02      518,749.96      2.305      373        751        76.01
761-780 ......................      38       19,753,076.58      6.46      519,817.80      2.297      370        770        72.71
781-800 ......................      24       11,149,241.98      3.64      464,551.75      1.815      376        788        76.92
801-820 ......................      13        5,262,761.46      1.72      404,827.80      1.749      377        804        73.77
Not Available ................       2          841,520.00      0.28      420,760.00      1.394      360        N/A        80.00
                                   ---     ---------------    ------
   Total .....................     638     $305,964,339.65    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Mortgage Loans in Loan Group 2 is approximately 703.

                             DOCUMENTATION PROGRAMS

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
                                MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
DOCUMENTATION PROGRAMS            LOANS      OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
----------------------          --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
CLUES Plus ...................       6     $  2,114,623.93      0.69%     352,437.32      4.887      356        715        74.81
Full/Alternative .............      75       26,037,682.88      8.51      347,169.11      2.651      366        694        75.49
Reduced ......................     499      255,490,614.79     83.50      512,005.24      2.209      379        704        74.56
Stated Income/Stated Asset ...      58       22,321,418.05      7.30      384,852.04      2.782      376        705        72.53
                                   ---     ---------------    ------
   Total .....................     638     $305,964,339.65    100.00%
                                   ===     ===============    ======

                      ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                              PERCENT                              WEIGHTED
                                                                OF                      WEIGHTED   AVERAGE   WEIGHTED     WEIGHTED
                                 NUMBER                      MORTGAGE      AVERAGE       AVERAGE  REMAINING   AVERAGE     AVERAGE
                                   OF         AGGREGATE        LOANS      PRINCIPAL      CURRENT   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL               MORTGAGE  PRINCIPAL BALANCE   IN LOAN      BALANCE      MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING      GROUP 2  OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------        --------  -----------------  --------  ---------------  --------  ---------  --------  -------------
50.00 or Less ................      17     $ 10,087,321.64      3.30%     593,371.86      2.376      378        703        44.15
50.01 to 55.00 ...............      10        4,528,920.91      1.48      452,892.09      2.082      378        706        52.64
55.01 to 60.00 ...............      16       11,566,300.00      3.78      722,893.75      1.568      363        726        57.92
60.01 to 65.00 ...............      22       11,843,755.08      3.87      538,352.50      1.458      360        683        63.39
65.01 to 70.00 ...............      88       46,440,330.77     15.18      527,731.03      2.011      376        700        69.19
70.01 to 75.00 ...............      92       60,107,604.59     19.65      653,343.53      2.079      380        708        73.92
75.01 to 80.00 ...............     334      145,109,445.15     47.43      434,459.42      2.373      382        702        79.60
80.01 to 85.00 ...............       3        1,196,504.15      0.39      398,834.72      4.848      357        667        85.00
85.01 to 90.00 ...............      34        9,894,772.66      3.23      291,022.73      4.539      362        695        89.73
90.01 to 95.00 ...............      22        5,189,384.70      1.70      235,881.12      4.555      370        733        94.68
                                   ---     ---------------    ------
   Total .....................     638     $305,964,339.65    100.00%
                                   ===     ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans in Loan Group 2 is approximately 74.49%.

(2) Does not take into account any secondary financing on the Mortgage Loans in Loan Group 2 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                WEIGHTED
                                                           PERCENT OF     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING   AVERAGE  WEIGHTED AVERAGE
                                   OF        PRINCIPAL      LOANS IN      BALANCE     CURRENT   TERM TO     FICO        ORIGINAL
                                MORTGAGE      BALANCE         LOAN      OUTSTANDING  MORTGAGE   MATURITY   CREDIT     LOAN-TO-VALUE
STATE                             LOANS     OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE       RATIO (%)
-----                           --------  ---------------  ----------  ------------  --------  ---------  --------  ----------------
Alabama ......................       1    $    368,157.45      0.12%     368,157.45    7.375      358        676          80.00
Alaska .......................       1         476,203.65      0.16      476,203.65    7.375      358        734          80.00
Arizona ......................      24       6,341,691.49      2.07      264,237.15    2.173      396        697          77.61
California ...................     321     182,961,079.50     59.80      569,972.21    2.182      379        704          74.19
Colorado .....................       2       1,105,000.00      0.36      552,500.00    1.250      360        740          68.28
Connecticut ..................       3       1,839,500.00      0.60      613,166.67    1.501      360        738          73.46
Delaware .....................       1         304,000.00      0.10      304,000.00    2.000      360        672          80.00
District of Columbia .........       1         159,300.00      0.05      159,300.00    1.250      360        720          66.38
Florida ......................      86      29,282,092.56      9.57      340,489.45    2.239      388        709          77.59
Georgia ......................       2         359,913.43      0.12      179,956.72    5.257      359        652          88.10
Hawaii .......................       8       4,925,500.00      1.61      615,687.50    1.489      379        728          70.99
Idaho ........................       5       1,113,103.00      0.36      222,620.60    2.432      360        676          77.11
Illinois .....................      31      16,565,187.12      5.41      534,360.87    2.065      361        713          69.37
Kansas .......................       1         144,054.14      0.05      144,054.14    7.375      358        726          80.00
Louisiana ....................       1         208,050.00      0.07      208,050.00    4.250      480        716          95.00
Maryland .....................      12       4,426,802.84      1.45      368,900.24    2.636      373        688          79.52
Massachusetts ................      16       7,279,685.08      2.38      454,980.32    2.034      360        655          73.40
Michigan .....................       1         849,500.00      0.28      849,500.00    1.500      360        724          70.79
Minnesota ....................       3         703,090.23      0.23      234,363.41    4.171      359        692          83.22
Missouri .....................       1         293,600.00      0.10      293,600.00    1.750      360        644          80.00
Nevada .......................      33      13,056,159.35      4.27      395,641.19    2.721      387        709          76.64
New Jersey ...................      22       9,669,648.89      3.16      439,529.50    2.704      369        678          74.19
New York .....................       8       3,906,500.00      1.28      488,312.50    1.328      360        694          69.29
North Carolina ...............       8       4,752,172.02      1.55      594,021.50    5.179      403        712          71.03
Ohio .........................       1         144,816.00      0.05      144,816.00    2.250      360        783          70.00
Oregon .......................       6       2,194,963.10      0.72      365,827.18    2.496      360        690          71.39
Pennsylvania .................       3         961,052.00      0.31      320,350.67    1.390      360        666          79.83
South Carolina ...............       1       1,138,000.00      0.37    1,138,000.00    1.000      360        752          71.13
Tennessee ....................       1         253,250.00      0.08      253,250.00    1.750      360        644          77.92
Texas ........................       7         912,256.31      0.30      130,322.33    3.478      360        722          78.52
Utah .........................       2         763,302.00      0.25      381,651.00    2.199      360        662          78.48
Vermont ......................       1         339,441.13      0.11      339,441.13    3.250      359        689          85.00
Virginia .....................      11       4,345,869.90      1.42      395,079.08    5.127      388        688          77.95
Washington ...................      11       3,530,798.46      1.15      320,981.68    2.168      360        697          76.22
Wisconsin ....................       1         133,950.00      0.04      133,950.00    3.500      360        648          95.00
Wyoming ......................       1         156,650.00      0.05      156,650.00    2.500      360        676          87.51
                                   ---    ---------------    ------
   Total .....................     638    $305,964,339.65    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, no more than approximately 1.587% of the Mortgage Loans in Loan Group 2 will be secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                WEIGHTED
                                                           PERCENT OF     AVERAGE    WEIGHTED   AVERAGE   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE     PRINCIPAL    AVERAGE  REMAINING   AVERAGE  WEIGHTED AVERAGE
                                   OF        PRINCIPAL      LOANS IN      BALANCE     CURRENT   TERM TO     FICO        ORIGINAL
                                MORTGAGE      BALANCE         LOAN      OUTSTANDING  MORTGAGE   MATURITY   CREDIT     LOAN-TO-VALUE
LOAN PURPOSE                      LOANS     OUTSTANDING      GROUP 2        ($)      RATE (%)   (MONTHS)    SCORE       RATIO (%)
------------                    --------  ---------------  ----------  ------------  --------  ---------  --------  ----------------
Refinance (cash-out) .........     256    $128,623,563.89     42.04%    502,435.80     2.354      376        696          71.65
Purchase .....................     281     128,040,038.29     41.85     455,658.50     2.328      382        711          77.96
Refinance (rate/term) ........     101      49,300,737.47     16.11     488,126.11     2.130      373        700          72.91
                                   ---    ---------------    ------
   Total .....................     638    $305,964,339.65    100.00%
                                   ===    ===============    ======

                        TYPES OF MORTGAGED PROPERTIES(1)

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE  WEIGHTED AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     FICO        ORIGINAL
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     LOAN-TO-VALUE
PROPERTY TYPE                     LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE       RATIO (%)
-------------                   --------  ---------------  ----------  -----------  --------  ---------  --------  ----------------
2-4 Family Units .............      52    $ 24,952,175.96      8.16%    479,849.54    1.988      379        711          73.12
Hi-rise Condominium ..........      14       8,949,031.35      2.92     639,216.53    1.837      384        723          76.92
Low-rise Condominium .........      91      26,944,682.42      8.81     296,095.41    2.471      380        701          79.43
Planned Unit Development .....     140      64,028,217.90     20.93     457,344.41    2.508      375        705          75.27
Single Family Residence ......     341     181,090,232.02     59.19     531,056.40    2.279      378        701          73.55
                                   ---    ---------------    ------
   Total .....................     638    $305,964,339.65    100.00%
                                   ===    ===============    ======

----------
(1)  Treated as real property.

                               OCCUPANCY TYPES(1)

                                                                                               WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE  WEIGHTED AVERAGE
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT   TERM TO     FICO        ORIGINAL
                                MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT     LOAN-TO-VALUE
OCCUPANCY TYPE                    LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE       RATIO (%)
--------------                  --------  ---------------  ----------  -----------  --------  ---------  --------  ----------------
Investment Property ..........     102    $ 37,424,810.15     12.23%    366,909.90    2.638      385        707          71.58
Primary Residence ............     485     248,982,342.89     81.38     513,365.66    2.226      376        701          74.76
Secondary Residence ..........      51      19,557,186.61      6.39     383,474.25    2.699      385        715          76.61
                                   ---    ---------------    ------
   Total .....................     638    $305,964,339.65    100.00%
                                   ===    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                         WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED  WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL      LOANS IN     BALANCE     CURRENT    FICO     LOAN-TO-
REMAINING TERM TO               MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   CREDIT     VALUE
MATURITY (MONTHS)                 LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)    SCORE   RATIO (%)
-----------------               --------  ---------------  ----------  -----------  --------  --------  ---------
480 ..........................      85    $ 41,807,559.00     13.66%    491,853.64    1.873      709      75.86
479 ..........................       8       3,949,528.13      1.29     493,691.02    7.458      701      72.56
360 ..........................     466     228,176,410.00     74.58     489,648.95    1.634      703      73.72
359 ..........................      48      20,470,050.95      6.69     426,459.39    6.813      705      79.24
358 ..........................      20       7,878,790.29      2.58     393,939.51    7.431      689      74.95
357 ..........................       1         441,304.14      0.14     441,304.14    7.625      641      80.00
356 ..........................       1         315,260.05      0.10     315,260.05    7.000      642      79.71
355 ..........................       2         911,270.23      0.30     455,635.12    7.555      641      78.24
353 ..........................       3         965,329.19      0.32     321,776.40    7.021      716      81.53
352 ..........................       3         710,274.65      0.23     236,758.22    7.700      696      86.91
351 ..........................       1         338,563.02      0.11     338,563.02    7.750      690      85.00
                                   ---    ---------------    ------
   Total .....................     638    $305,964,339.65    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans in Loan Group 2 is approximately 378 months.

                                GROSS MARGINS(1)

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
GROSS MARGIN (%)                  LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
0.900 ........................       2    $    646,970.00      0.21%    323,485.00    1.000      360        643       62.10
1.050 ........................       1         611,500.00      0.20     611,500.00    1.000      360        679       62.08
1.675 ........................       1         380,000.00      0.12     380,000.00    1.000      360        625       49.03
1.800 ........................       1         558,644.00      0.18     558,644.00    1.000      360        782       80.00
1.900 ........................       2       1,650,000.00      0.54     825,000.00    1.152      360        685       73.95
1.925 ........................       2         917,000.00      0.30     458,500.00    1.134      360        706       70.78
2.025 ........................       3       1,432,500.00      0.47     477,500.00    1.000      360        762       67.27
2.050 ........................       1         159,300.00      0.05     159,300.00    1.250      360        720       66.38
2.275 ........................       4       2,797,543.00      0.91     699,385.75    1.000      360        749       76.83
2.300 ........................       1         650,000.00      0.21     650,000.00    1.750      360        745       73.86
2.325 ........................       1         656,550.00      0.21     656,550.00    1.250      360        782       75.00
2.400 ........................       9       4,639,760.00      1.52     515,528.89    1.270      360        717       69.95
2.450 ........................       1         280,671.53      0.09     280,671.53    6.500      359        777       95.00
2.500 ........................       1         224,000.00      0.07     224,000.00    1.750      360        689       80.00
2.525 ........................       2         854,760.00      0.28     427,380.00    1.440      360        740       77.32
2.550 ........................       1         455,830.00      0.15     455,830.00    1.250      480        740       79.00
2.600 ........................       6       2,846,826.00      0.93     474,471.00    1.530      371        703       70.61
2.650 ........................      11       6,171,159.21      2.02     561,014.47    2.005      398        716       75.68
2.675 ........................       6       3,701,216.00      1.21     616,869.33    1.508      360        722       76.75
2.725 ........................       3       1,490,390.00      0.49     496,796.67    1.279      360        716       61.67
2.775 ........................       9       4,088,700.00      1.34     454,300.00    1.261      403        734       76.58
2.800 ........................       3       2,154,013.00      0.70     718,004.33    1.134      360        689       73.70
2.850 ........................       8       6,063,317.00      1.98     757,914.63    1.642      390        721       70.73
2.875 ........................       7       4,623,950.00      1.51     660,564.29    1.359      376        754       78.66
2.900 ........................      22      10,552,383.46      3.45     479,653.79    2.355      390        690       77.79
2.950 ........................       9       4,374,332.00      1.43     486,036.89    1.311      368        724       75.85
2.975 ........................      13       6,193,593.00      2.02     476,430.23    1.464      360        689       75.47
3.025 ........................      13       6,648,037.96      2.17     511,387.54    2.395      366        712       76.29
3.050 ........................       4       2,575,123.41      0.84     643,780.85    3.145      390        744       74.18
3.100 ........................      29      15,155,457.85      4.95     522,601.99    1.938      367        718       73.16
3.150 ........................      11       4,286,313.18      1.40     389,664.83    3.614      371        729       75.62
3.175 ........................       4       2,071,032.00      0.68     517,758.00    1.528      360        697       78.89
3.200 ........................       4       3,347,086.30      1.09     836,771.58    3.055      407        756       67.23
3.225 ........................      11       6,030,346.38      1.97     548,213.31    1.869      385        695       71.69

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
GROSS MARGIN (%)                  LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
3.250 ........................       9       5,553,724.64      1.82     617,080.52    2.576      395        735       79.80
3.275 ........................      19       7,372,452.84      2.41     388,023.83    3.122      392        717       79.05
3.300 ........................       5       2,127,200.00      0.70     425,440.00    1.637      368        671       80.00
3.350 ........................      12       5,555,718.00      1.82     462,976.50    1.931      380        720       74.86
3.400 ........................     135      63,846,434.78     20.87     472,936.55    2.504      381        695       73.05
3.450 ........................       4       2,282,972.74      0.75     570,743.19    6.000      358        718       79.80
3.500 ........................       3         980,353.29      0.32     326,784.43    3.987      359        712       80.00
3.525 ........................      17       9,212,563.35      3.01     541,915.49    1.676      370        684       78.15
3.575 ........................       3       2,044,269.37      0.67     681,423.12    7.625      357        647       75.37
3.600 ........................      32      12,426,596.98      4.06     388,331.16    3.038      373        689       75.57
3.625 ........................       1         219,581.46      0.07     219,581.46    7.625      352        692       80.00
3.650 ........................      21       8,525,390.00      2.79     405,970.95    1.663      409        698       77.85
3.675 ........................       2       1,164,000.00      0.38     582,000.00    2.112      360        743       50.30
3.725 ........................      19       8,405,197.38      2.75     442,378.81    3.330      381        692       77.35
3.750 ........................       1         161,520.00      0.05     161,520.00    2.000      360        N/A       80.00
3.800 ........................      47      27,506,475.48      8.99     585,244.16    2.384      367        707       69.46
3.850 ........................       1         595,000.00      0.19     595,000.00    2.500      480        705       76.77
3.875 ........................       8       3,878,892.00      1.27     484,861.50    1.749      424        684       76.92
3.900 ........................       1         187,000.00      0.06     187,000.00    4.000      360        762       92.12
3.925 ........................       2         425,600.00      0.14     212,800.00    2.097      360        646       80.00
3.950 ........................      11       4,860,750.00      1.59     441,886.36    1.721      374        664       77.16
3.975 ........................       3         960,068.00      0.31     320,022.67    2.487      418        701       84.02
4.000 ........................      56      23,557,801.11      7.70     420,675.02    2.070      372        675       74.03
4.025 ........................       1         316,182.59      0.10     316,182.59    8.000      352        669       90.00
4.050 ........................       2         326,792.00      0.11     163,396.00    2.447      437        723       72.12
4.150 ........................       1         270,000.00      0.09     270,000.00    3.625      360        692       90.00
4.275 ........................       2         516,759.30      0.17     258,379.65    8.250      359        746       89.91
4.350 ........................       1         222,205.00      0.07     222,205.00    4.625      480        712       95.00
4.400 ........................       2         620,091.00      0.20     310,045.50    3.159      360        723       90.00
4.475 ........................       2         593,255.00      0.19     296,627.50    3.926      360        699       91.67
4.525 ........................       2         398,040.00      0.13     199,020.00    4.125      360        768       95.00
4.550 ........................       1         198,000.00      0.06     198,000.00    4.000      360        680       90.00
4.650 ........................       1         240,300.00      0.08     240,300.00    4.000      360        695       90.00
4.725 ........................       2         480,998.06      0.16     240,499.03    7.080      359        695       90.00
4.875 ........................       1         208,050.00      0.07     208,050.00    4.250      480        716       95.00
4.925 ........................       1         223,250.00      0.07     223,250.00    5.125      360        700       95.00
5.125 ........................       1         212,550.00      0.07     212,550.00    5.125      480        728       89.99
                                   ---    ---------------    ------
   Total .....................     638    $305,964,339.65    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans in Loan Group 2 was approximately 3.336%.

                            MAXIMUM MORTGAGE RATES(1)

                                                                                                   WEIGHTED             WEIGHTED
                                                           PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO     LOAN-TO-
MAXIMUM MORTGAGE                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
RATE (%)                          LOANS     OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
9.950.................             635    $304,508,219.65     99.52%      479,540.50      2.310      378        703       74.49
10.700..................             1         315,000.00      0.10       315,000.00      3.750      360        646       88.73
10.950..................             1         980,000.00      0.32       980,000.00      1.000      360        715       70.00
11.450..................             1         161,120.00      0.05       161,120.00      2.750      360        692       80.00
                                   ---    ---------------    ------
   Total..............             638    $305,964,339.65    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average maximum mortgage rate of the Mortgage Loans in Loan Group 2 was approximately 9.955%.

                            MINIMUM MORTGAGE RATES(1)

                                                                                                   WEIGHTED             WEIGHTED
                                                           PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO     LOAN-TO-
MINIMUM                         MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS     OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------               --------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
0.900.........................       2    $    646,970.00      0.21%     323,485.00      1.000       360        643      62.10
1.050.........................       1         611,500.00      0.20      611,500.00      1.000       360        679      62.08
1.675.........................       1         380,000.00      0.12      380,000.00      1.000       360        625      49.03
1.800.........................       1         558,644.00      0.18      558,644.00      1.000       360        782      80.00
1.900.........................       2       1,650,000.00      0.54      825,000.00      1.152       360        685      73.95
1.925.........................       2         917,000.00      0.30      458,500.00      1.134       360        706      70.78
2.025.........................       3       1,432,500.00      0.47      477,500.00      1.000       360        762      67.27
2.050.........................       1         159,300.00      0.05      159,300.00      1.250       360        720      66.38
2.275.........................       4       2,797,543.00      0.91      699,385.75      1.000       360        749      76.83
2.300.........................       1         650,000.00      0.21      650,000.00      1.750       360        745      73.86
2.325.........................       1         656,550.00      0.21      656,550.00      1.250       360        782      75.00
2.400.........................       9       4,639,760.00      1.52      515,528.89      1.270       360        717      69.95
2.450.........................       1         280,671.53      0.09      280,671.53      6.500       359        777      95.00
2.500.........................       1         224,000.00      0.07      224,000.00      1.750       360        689      80.00
2.525.........................       2         854,760.00      0.28      427,380.00      1.440       360        740      77.32
2.550.........................       1         455,830.00      0.15      455,830.00      1.250       480        740      79.00
2.600.........................       6       2,846,826.00      0.93      474,471.00      1.530       371        703      70.61
2.650.........................      11       6,171,159.21      2.02      561,014.47      2.005       398        716      75.68
2.675.........................       6       3,701,216.00      1.21      616,869.33      1.508       360        722      76.75
2.725.........................       3       1,490,390.00      0.49      496,796.67      1.279       360        716      61.67
2.775.........................       9       4,088,700.00      1.34      454,300.00      1.261       403        734      76.58
2.800.........................       3       2,154,013.00      0.70      718,004.33      1.134       360        689      73.70
2.850.........................       8       6,063,317.00      1.98      757,914.63      1.642       390        721      70.73
2.875.........................       7       4,623,950.00      1.51      660,564.29      1.359       376        754      78.66
2.900.........................      22      10,552,383.46      3.45      479,653.79      2.355       390        690      77.79
2.950.........................       9       4,374,332.00      1.43      486,036.89      1.311       368        724      75.85
2.975.........................      13       6,193,593.00      2.02      476,430.23      1.464       360        689      75.47
3.025.........................      13       6,648,037.96      2.17      511,387.54      2.395       366        712      76.29
3.050.........................       4       2,575,123.41      0.84      643,780.85      3.145       390        744      74.18
3.100.........................      29      15,155,457.85      4.95      522,601.99      1.938       367        718      73.16
3.150.........................      11       4,286,313.18      1.40      389,664.83      3.614       371        729      75.62
3.175.........................       4       2,071,032.00      0.68      517,758.00      1.528       360        697      78.89
3.200.........................       4       3,347,086.30      1.09      836,771.58      3.055       407        756      67.23
3.225.........................      11       6,030,346.38      1.97      548,213.31      1.869       385        695      71.69
3.250.........................       9       5,553,724.64      1.82      617,080.52      2.576       395        735      79.80
3.275.........................      19       7,372,452.84      2.41      388,023.83      3.122       392        717      79.05
3.300.........................       5       2,127,200.00      0.70      425,440.00      1.637       368        671      80.00
3.350.........................      12       5,555,718.00      1.82      462,976.50      1.931       380        720      74.86
3.400.........................     135      63,846,434.78     20.87      472,936.55      2.504       381        695      73.05
3.450.........................       4       2,282,972.74      0.75      570,743.19      6.000       358        718      79.80
3.500.........................       3         980,353.29      0.32      326,784.43      3.987       359        712      80.00

                                                                                                   WEIGHTED             WEIGHTED
                                                           PERCENT OF                   WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE       AVERAGE       AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL      LOANS IN      PRINCIPAL      CURRENT   TERM TO     FICO     LOAN-TO-
MINIMUM                         MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS     OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------               --------  ---------------  ----------  ---------------  --------  ---------  --------  ---------
3.525.........................      17       9,212,563.35      3.01      541,915.49      1.676       370        684      78.15
3.575.........................       3       2,044,269.37      0.67      681,423.12      7.625       357        647      75.37
3.600.........................      32      12,426,596.98      4.06      388,331.16      3.038       373        689      75.57
3.625.........................       1         219,581.46      0.07      219,581.46      7.625       352        692      80.00
3.650.........................      21       8,525,390.00      2.79      405,970.95      1.663       409        698      77.85
3.675.........................       2       1,164,000.00      0.38      582,000.00      2.112       360        743      50.30
3.725.........................      19       8,405,197.38      2.75      442,378.81      3.330       381        692      77.35
3.750.........................       1         161,520.00      0.05      161,520.00      2.000       360        N/A      80.00
3.800.........................      47      27,506,475.48      8.99      585,244.16      2.384       367        707      69.46
3.850.........................       1         595,000.00      0.19      595,000.00      2.500       480        705      76.77
3.875.........................       8       3,878,892.00      1.27      484,861.50      1.749       424        684      76.92
3.900.........................       1         187,000.00      0.06      187,000.00      4.000       360        762      92.12
3.925.........................       2         425,600.00      0.14      212,800.00      2.097       360        646      80.00
3.950.........................      11       4,860,750.00      1.59      441,886.36      1.721       374        664      77.16
3.975.........................       3         960,068.00      0.31      320,022.67      2.487       418        701      84.02
4.000.........................      56      23,557,801.11      7.70      420,675.02      2.070       372        675      74.03
4.025.........................       1         316,182.59      0.10      316,182.59      8.000       352        669      90.00
4.050.........................       2         326,792.00      0.11      163,396.00      2.447       437        723      72.12
4.150.........................       1         270,000.00      0.09      270,000.00      3.625       360        692      90.00
4.275.........................       2         516,759.30      0.17      258,379.65      8.250       359        746      89.91
4.350.........................       1         222,205.00      0.07      222,205.00      4.625       480        712      95.00
4.400.........................       2         620,091.00      0.20      310,045.50      3.159       360        723      90.00
4.475.........................       2         593,255.00      0.19      296,627.50      3.926       360        699      91.67
4.525.........................       2         398,040.00      0.13      199,020.00      4.125       360        768      95.00
4.550.........................       1         198,000.00      0.06      198,000.00      4.000       360        680      90.00
4.650.........................       1         240,300.00      0.08      240,300.00      4.000       360        695      90.00
4.725.........................       2         480,998.06      0.16      240,499.03      7.080       359        695      90.00
4.875.........................       1         208,050.00      0.07      208,050.00      4.250       480        716      95.00
4.925.........................       1         223,250.00      0.07      223,250.00      5.125       360        700      95.00
5.125.........................       1         212,550.00      0.07      212,550.00      5.125       480        728      89.99
                                   ---    ---------------    ------
   Total......................     638    $305,964,339.65    100.00%
                                   ===    ===============    ======

----------
(1) As of the cut-off date, the weighted average minimum mortgage rate of the Mortgage Loans in Loan Group 2 was approximately 3.336%.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
                                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
INITIAL RATE ADJUSTMENT DATE      LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------------    --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
October 1, 2005 ..............       3    $    710,274.65      0.23%    236,758.22    7.700      352        696       86.91
November 1, 2005 .............       4       1,303,892.21      0.43     325,973.05    7.210      352        709       82.43
January 1, 2006 ..............       2         911,270.23      0.30     455,635.12    7.555      355        641       78.24
February 1, 2006 .............       1         315,260.05      0.10     315,260.05    7.000      356        642       79.71
March 1, 2006 ................       1         441,304.14      0.14     441,304.14    7.625      357        641       80.00
April 1, 2006 ................      20       7,878,790.29      2.58     393,939.51    7.431      358        689       74.95
May 1, 2006 ..................      53      22,386,326.43      7.32     422,383.52    7.364      380        707       78.61
June 1, 2006 .................     450     214,818,919.00     70.21     477,375.38    1.612      381        700       75.00
July 1, 2006 .................      50      25,101,743.65      8.20     502,034.87    1.583      367        706       73.11
August 1, 2006 ...............      44      26,080,259.00      8.52     592,733.16    2.178      369        722       67.33
September 1, 2006 ............      10       6,016,300.00      1.97     601,630.00    2.047      360        744       72.96
                                   ---    ---------------    ------
   Total .....................     638    $305,964,339.65    100.00%
                                   ===    ===============    ======

                        MAXIMUM NEGATIVE AMORTIZATION(1)

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
MAXIMUM NEGATIVE                MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
AMORTIZATION (%)                  LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------                --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
110 ..........................       7    $  3,256,500.00      1.06%    465,214.29    1.244      360        684       68.38
115 ..........................     631     302,707,839.65     98.94     479,727.16    2.319      378        703       74.56
                                   ---    ---------------    ------
   Total .....................     638    $305,964,339.65    100.00%
                                   ===    ===============    ======

----------
(1)  Reflects maximum allowable percentage of original unpaid principal balance.

                        FIXED RATE PERIODS AT ORIGINATION

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
FIXED RATE PERIOD               MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------               --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
1 ............................     580    $271,495,964.98     88.73%    468,096.49    2.321      379        700       75.21
3 ............................      58      34,468,374.67     11.27     594,282.32    2.199      367        723       68.83
                                   ---    ---------------    ------
   Total .....................     638    $305,964,339.65    100.00%
                                   ===    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE               MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                   LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
-----------------               --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
0 ............................     233    $120,781,140.98     39.48%    518,374.00    2.192      376        712       73.38
12 ...........................     402     182,380,807.65     59.61     453,683.60    2.304      379        697       75.24
30 ...........................       3       2,802,391.02      0.92     934,130.34    7.469      393        724       73.71
                                   ---    ---------------    ------
   Total .....................     638    $305,964,339.65    100.00%
                                   ===    ===============    ======

                         INITIAL PAYMENT RECAST PERIODS

                                                                                               WEIGHTED             WEIGHTED
                                                           PERCENT OF    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                 NUMBER      AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                                   OF        PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INITIAL PAYMENT RECAST          MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT     VALUE
PERIOD (MONTHS)                   LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE   RATIO (%)
----------------------          --------  ---------------  ----------  -----------  --------  ---------  --------  ---------
60 ...........................     189    $ 85,985,565.66     28.10%    454,950.08    3.389      371        706       74.91
120 ..........................     449     219,978,773.99     71.90     489,930.45    1.884      380        702       74.33
                                   ---    ---------------    ------
   Total .....................     638    $305,964,339.65    100.00%
                                   ===    ===============    ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The Mortgage Pass-Through Certificates, Series 2006-OA8 will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class X, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class C, Class 1-P, Class 2-P and Class R-X Certificates. Only the classes of certificates identified on the cover page hereof as offered certificates are offered by this free writing prospectus (the "OFFERED CERTIFICATES").

     When describing the certificates in this free writing prospectus, we use the following terms:

        DESIGNATION                                    CLASSES OF CERTIFICATES
        -----------                                    -----------------------
    Senior Certificates              Group 1 Senior Certificates and Group 2 Senior Certificates

Group 1 Senior Certificates   Class 1-A-1, Class 1-A-2, Class 1-A-3, Class X and Class A-R Certificates

Group 2 Senior Certificates          Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class
                                                          2-A-5 Certificates

 Subordinated Certificates       Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and
                                                        Class M-7 Certificates

     LIBOR Certificates         Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, Group 2 Senior
                                              Certificates and Subordinated Certificates

Floating Rate Certificates                   LIBOR Certificates and Class X Certificates

    Class P Certificates                         Class 1-P and Class 2-P Certificates

    Offered Certificates                  Senior Certificates and Subordinated Certificates

The certificates are generally referred to as the following types:

          CLASS                                      TYPE
          -----                                      ----
Class 1-A-1                     Senior/Floating Pass-Through Rate/Super Senior
Class 1-A-2                 Senior/Floating Pass-Through Rate/Super Senior/Support
Class 1-A-3                        Senior/Floating Pass-Through Rate/Support
Class 2-A-1                     Senior/Floating Pass-Through Rate/Super Senior
Class 2-A-2                     Senior/Floating Pass-Through Rate/Super Senior
Class 2-A-3                     Senior/Floating Pass-Through Rate/Super Senior
Class 2-A-4                     Senior/Floating Pass-Through Rate/Super Senior

Class 2-A-5                        Senior/Floating Pass-Through Rate/Support
Class X                        Senior/Notional Amount/Floating Pass-Through Rate
Class A-R                            Senior/REMIC Residual/Principal Only
Subordinated Certificates           Subordinate/Floating Pass-Through Rate

     The Class 1-P, Class 2-P, Class C and Class R-X Certificates are not offered by this free writing prospectus. Any information in this free writing prospectus regarding the Class 1-P, Class 2-P, Class C and Class R-X Certificates is provided only to permit a better understanding of the offered certificates. The classes of offered certificates will have the respective initial Class Certificate Balances or initial notional amount set forth on the cover page of this free writing prospectus. The initial Class Certificate Balances or initial notional amount may vary in the aggregate by plus or minus 5%.

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "CLASS CERTIFICATE BALANCE" of any class of offered certificates (other than the Class X Certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

     -    the Applied Realized Loss Amounts allocated to the class;

provided, however, that the Class Certificate Balance of the classes to which Realized Losses have been allocated will be increased sequentially in the order of payment priority from highest to lowest, by the amount of Subsequent Recoveries on the Mortgage Loans in the related loan group distributed as principal to any class of related certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates.

     Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount for the applicable loan group and will be distributed in the priority set forth below under "Distributions--Distributions of Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any accrual period preceding the Distribution Date on which such increase occurs.

NOTIONAL AMOUNT CERTIFICATES

     The Class X Certificates are notional amount certificates.

     The notional amount of the Class X Certificates for any Distribution Date will equal the aggregate Class Certificate Balance of the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates immediately prior to such Distribution Date.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") will hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("EUROCLEAR"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "RELEVANT Depositary" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1.00 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("PARTICIPANTS") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. While the offered certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the offered certificates and is required to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS"), with whom Certificate Owners have accounts with respect to offered certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of offered certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the offered certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("CLEARSTREAM, LUXEMBOURG"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("NEW CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "EUROCLEAR OPERATOR") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to offered certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income

Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor or (b) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the offered certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related offered certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     For a description of the procedures generally applicable to Book-Entry Certificates, see "Description of the Securities - Book-Entry Registration of Securities" in the prospectus.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

          - all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          -    all payments on account of prepayment charges on the Mortgage
               Loans;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all Substitution Adjustment Amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes with respect to the Mortgage
Loans:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "SERVICING ADVANCES"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

          - to reimburse the sellers, the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any Prepayment Charges received and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any Prepayment Charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "DISTRIBUTION ACCOUNT"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the Trustee Fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will be invested in The Bank of New York cash reserves. Any net investment earnings will be retained in the Corridor Contract Reserve Fund until withdrawn upon the earlier of the reduction of the aggregate Class Certificate Balance of the offered certificates to zero and the termination of the pooling and servicing agreement. Any losses incurred in the Corridor Contract Reserve Fund in respect of the investment will be charged against amounts on deposit in the Corridor Contract Reserve Fund (or the investments) immediately as realized. The supplemental interest trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Corridor Contract Reserve Fund and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                  AMOUNT                 GENERAL PURPOSE            SOURCE (2)              FREQUENCY
  --------------------                  ------                 ---------------            ----------              ---------
FEES

Master Servicing Fee /    One-twelfth of the Stated           Compensation      Amounts on deposit in the          Monthly
Master Servicer           Principal Balance of each Mortgage                    Certificate Account
                          Loan multiplied by the Master                         representing payments of
                          Servicing Fee Rate (3)                                interest and application of
                                                                                liquidation proceeds with
                                                                                respect to that mortgage loan.

                          -    All late payment fees,         Compensation      Payments made by obligors with  Time to time
                               assumption fees and other                        respect to the Mortgage Loans
                               similar charges (excluding
                               prepayment charges)

                          -    All investment income earned   Compensation      Investment income related to       Monthly
                               on amounts on deposit in the                     the Certificate Account and
                               Certificate Account and                          the Distribution Account
                               Distribution Account

                          -    Excess Proceeds (4)            Compensation      Liquidation proceeds and        Time to time
                                                                                Subsequent Recoveries

Trustee Fee (the          One-twelfth of the Trustee Fee      Compensation      Amounts on deposit in the          Monthly
"TRUSTEE FEE") / Trustee  Rate multiplied by the aggregate                      Certificate Account or the
                          Stated Principal Balance of the                       Distribution Account
                          outstanding Mortgage Loans (5)

EXPENSES

Insured expenses /        Expenses incurred by the master     Reimbursement of  To the extent the expenses are  Time to time
Master Servicer           servicer                            Expenses          covered by an insurance policy
                                                                                with respect to the Mortgage
                                                                                Loan

Servicing Advances /      To the extent of funds available,   Reimbursement of  With respect to each Mortgage   Time to time
Master Servicer           the amount of any Servicing         Expenses          Loan, late recoveries of the
                          Advances                                              payments of the costs and
                                                                                expenses, liquidation
                                                                                proceeds, Subsequent
                                                                                Recoveries, purchase proceeds
                                                                                or repurchase proceeds for
                                                                                that Mortgage Loan (6)

Indemnification expenses  Amounts for which the sellers, the  Indemnification   Amounts on deposit on the          Monthly
/ the sellers, the        master servicer and depositor are                     Certificate Account
master servicer and the   entitled to indemnification (7)
depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)  The "TRUSTEE FEE RATE" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in June 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The "RECORD DATE" for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For the Class A-R and Class X Certificates and any Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the trustee.

     On each Distribution Date, the trustee will withdraw all prepayment charges in the Distribution Account and then distribute them to the applicable class of Class P Certificates.

     The "INTEREST REMITTANCE AMOUNT" for any Distribution Date and Loan Group is equal to:

          (a) the sum, without duplication, of:

               (1) all scheduled interest on the Mortgage Loans in that Loan Group due on the related Due Date that are received on or prior to the related Determination Date, less the related Master Servicing Fees and any payments made in respect of premiums on lender paid insurance mortgage loans,

               (2) all interest on prepayments on the Mortgage Loans in that Loan Group, other than Prepayment Interest Excess,

               (3) all advances relating to interest in respect of the Mortgage Loans in that Loan Group,

               (4) amounts paid by the master servicer in respect of Compensating Interest for that Loan Group, and

               (5) liquidation proceeds on the Mortgage Loans in that Loan Group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

          minus

          (b) all non-recoverable advances in respect of the Mortgage Loans in that Loan Group relating to interest and certain expenses reimbursed since the prior Due Date.

     The "PRINCIPAL REMITTANCE AMOUNT" for any Distribution Date and Loan Group is equal to:

          (a) the sum, without duplication, of:

               (1) the principal portion of the regular monthly payment collected or advanced on the Mortgage Loans in that Loan Group with respect to the related Due Date,

               (2) prepayments on the Mortgage Loans in that Loan Group collected in the related Prepayment Period,

               (3) the Stated Principal Balance of each Mortgage Loan in that Loan Group that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,

               (4) any Substitution Adjustment Amounts in respect of Mortgage Loans in that Loan Group, and

               (5) all liquidation proceeds in respect of Mortgage Loans in that Loan Group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that Loan Group received during the related Prepayment Period, minus

          (b) all non-recoverable advances relating to principal on the Mortgage Loans in that Loan Group and certain expenses reimbursed since the prior Due Date.

     "PREPAYMENT INTEREST EXCESS" means with respect to any Mortgage Loan and principal prepayment received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

INTEREST

     For any Distribution Date, the "ACCRUAL PERIOD" for (x) the LIBOR Certificates will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on day immediately prior to that Distribution Date and (y) the Class X Certificates will be the calendar month preceding the month of that Distribution Date.

     Interest Entitlement. Interest on the LIBOR Certificates will be calculated on the basis of a 360 day year and the actual number of days that elapsed in that Accrual Period. Interest on the Class X Certificates will be calculated on the basis of a 360-day year divided into twelve 30 day months.

     The "INTEREST FUNDS" for any Distribution Date and Loan Group are equal to the Interest Remittance Amount for that Loan Group minus the related portion of the Trustee Fee for such Distribution Date.

     "CURRENT INTEREST," with respect to each class of offered certificates (other than the Class A-R Certificates) and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Certificate Balance or notional amount, as applicable, of such class immediately prior to such Distribution Date.

     "INTEREST CARRY FORWARD AMOUNT," with respect to each class of offered certificates (other than the Class A-R Certificates) and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution Dates, over

          (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

     PASS-THROUGH RATES. The classes of certificates will have the respective pass through rates described below (each, a "PASS-THROUGH RATE").

     LIBOR Certificates.

     The Pass-Through Rate with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

     (1) One-Month LIBOR for such Accrual Period (calculated as described below under "-- Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class and Accrual Period, and

     (2) the Net Rate Cap for such Distribution Date.

     The "PASS-THROUGH MARGIN" for each class of LIBOR Certificates is as follows:

                        PASS-THROUGH MARGIN
                        -------------------
CLASS OF CERTIFICATES       (1)     (2)
---------------------      -----   -----
Class 1-A-1..........      0.190%  0.380%
Class 1-A-2..........      0.230%  0.460%
Class 1-A-3..........      0.280%  0.560%
Class 2-A-1..........      0.070%  0.140%
Class 2-A-2..........      0.140%  0.280%
Class 2-A-3..........      0.190%  0.380%
Class 2-A-4..........      0.260%  0.520%
Class 2-A-5..........      0.270%  0.540%
Class M-1............      0.350%  0.525%
Class M-2............      0.380%  0.570%
Class M-3............      0.520%  0.780%
Class M-4............      0.600%  0.900%
Class M-5............      1.250%  1.875%
Class M-6............      1.350%  2.025%
Class M-7............      2.150%  3.225%

----------
(1) For the Accrual Period related to any Distribution Date occurring on or prior to the related Optional Termination Date.

(2) For the Accrual Period related to any Distribution Date occurring after the related Optional Termination Date.

     Class X Certificates

     The Pass-Through Rate with respect to each Accrual Period for the Class X Certificates will be a per annum rate equal to the lesser of:

     (1) the excess, if any of (a) the Loan Group 1 Weighted Average Adjusted Net Mortgage Rate, over (b) the sum of: (i) One-Year MTA for such Accrual Period (calculated as described below under "-- Calculation of One-Year MTA") and (ii) 1.00%, and

     (2) the Class X Rate Cap.

     Class A-R, Class P and Class C Certificates.

     The Class A-R, Class P and Class C Certificates do not have a Pass-Through Rate.

     "ADJUSTED NET MORTGAGE RATE," with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date related to that Distribution Date minus the Expense Fee Rate.

     "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE," for any Distribution Date is the average of the Adjusted Net Mortgage Rate of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

     "LOAN GROUP 1 WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE," for any Distribution Date is the Weighted Average Adjusted Net Mortgage Rate for Loan Group 1 for such Distribution Date.

     "AVAILABLE FUNDS" for any Distribution Date is equal to the sum of (a) Interest Funds for both Loan Groups for that Distribution Date and (b) the Principal Remittance Amount for both Loan Groups for that Distribution Date.

     "LOAN GROUP 1 AVAILABLE FUNDS" for any Distribution Date is equal to the sum of (a) Interest Funds for Loan Group 1 for that Distribution Date and (b) the Principal Remittance Amount for Loan Group 1 for that Distribution Date.

     "AVAILABLE FUNDS RATE CAP" for any Distribution Date and each class of LIBOR Certificates is the product of:

          (i)  the Available Funds, and

          (ii) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due
               Date).

     "LOAN GROUP 1 AVAILABLE FUNDS RATE CAP" for any Distribution Date and the Class X Certificates is the product of:

          (i)  the Loan Group 1 Available Funds, and

          (ii) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

     The "NET RATE CAP" for each Distribution Date and each Class of LIBOR Certificates is the product of:

          (a)  the lesser of:

               (i) the Weighted Average Adjusted Net Mortgage Rate on the Mortgage Loans as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), and

               (ii) the Available Funds Rate Cap,

               minus

               (iii) an amount equal to (1) interest accrued on the Class X
                    Certificates during the related Accrual Period multiplied by 12, divided by (2) the Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date);

          (b) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

     The "CLASS X RATE CAP" for each Distribution Date and the Class X Certificates is the excess, if any of (a) the Loan Group 1 Available Funds Rate Cap, over (b) the sum of: (i) One-Year MTA for such Accrual Period (calculated as described below under "-- Calculation of One-Year MTA") and (ii) 1.00%.

     The "NET RATE CARRYOVER" for each class of LIBOR Certificates on any Distribution Date is equal to the sum of:

          (a)  the excess, if any, of:

               (i) the amount of interest that such class would have accrued for such Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the Net Rate Cap, over

               (ii) the amount of interest such class accrued on such
                    Distribution Date based on the Net Rate Cap, and

          (b) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the Net Rate Cap).

     The Net Rate Carryover for the Class X Certificates on any Distribution Date is equal to the sum of:

          (a)  the excess, if any, of:

               (i) the amount of interest that such class would have accrued for such Distribution Date if the Class X Rate Cap had been equal to the Loan Group 1 Weighted Average Adjusted Net Mortgage Rate, over the sum of: (i) One-Year MTA for such Accrual Period (calculated as described below under "-- Calculation of One-Year MTA") and (ii) 1.00%, over

               (ii) the amount of interest such class accrued on such
                    Distribution Date based on the Class X Rate Cap, and

          (b) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the Loan Group 1 Weighted Average Adjusted Net Mortgage Rate).

     Distributions of Funds from the Corridor Contract and Corridor Floor Contract. On each Distribution Date beginning in June 2006, on or prior to the Corridor Contract Termination Date, amounts paid to the Supplemental Interest Trust will be deposited in the Corridor Contract Reserve Fund and then distributed to pay, first, any Unpaid Realized Loss Amounts (other than the Class A-R Certificates) and, second, any unpaid Net Rate Carryover on the offered certificates (other than the Class A-R Certificates). Any amounts remaining after this application with respect to the Corridor Floor Contract will be held in the Corridor Contract Reserve Fund to cover Net Rate Carryover and Unpaid Realized Loss Amounts on the offered certificates (other than the Class A-R Certificates) on future Distribution Dates as provided in "Corridor Contract Reserve Fund" in this free writing prospectus and will not be distributed to any other class of certificates. Any amounts remaining after this application with respect to the Corridor Contract will be distributed to the holders of the Class C Certificates and will not be available for the payment of any Unpaid Realized Loss Amounts or any Net Rate Carryover on any class of certificates on future Distribution Dates unless either the Corridor Contract or the Corridor Floor Contract is subject to an early termination, in which case any early termination payment received by the Supplemental Interest

Trust in respect of the related contract will be deposited by the supplemental interest trustee in the Corridor Contract Reserve Fund to cover any Unpaid Realized Loss Amounts and any Net Rate Carryover (other than the Class A-R Certificates) until the Corridor Contract Termination Date. See "Description of the Certificates --The Corridor Contract and the Corridor Floor Contract" and "--Corridor Contract Reserve Fund" below.

DEFERRED INTEREST

     With respect to each Mortgage Loan and each related Due Date, "DEFERRED INTEREST" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the mortgage rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

THE CORRIDOR CONTRACT AND THE CORRIDOR FLOOR CONTRACT

     The offered certificates (other than the Class A-R Certificates) will have the benefit of both an interest rate corridor contract (the "CORRIDOR CONTRACT") and an interest rate corridor floor contract (the "CORRIDOR FLOOR CONTRACT"). Both the Corridor Contract and the Corridor Floor Contract will be evidenced by a confirmation between UBS AG (the "COUNTERPARTY") and UBS Real Estate Securities, Inc., an affiliate of the underwriter.

     Pursuant to the terms of both the Corridor Contract and the Corridor Floor Contract, the terms of an ISDA Master Agreement were incorporated into each confirmation, as if such an ISDA Master Agreement had been executed by UBS Real Estate Securities, Inc. and the Counterparty on the date that each was executed. Both the Corridor Contract and the Corridor Floor Contract are subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     On the closing date, UBS Real Estate Securities, Inc. will assign its rights under both the Corridor Contract and the Corridor Floor Contract to The Bank of New York, as supplemental interest trustee (in such capacity, the "SUPPLEMENTAL INTEREST TRUSTEE." Both the Corridor Contract and the Corridor Floor Contract will be assets of a separate trust (the "SUPPLEMENTAL INTEREST TRUST") created under the pooling and servicing agreement for the benefit of the offered certificates (other than the Class A-R Certificates).

     Beginning in February 2009 up to and including the Distribution Date in July 2015 (the "CORRIDOR CONTRACT TERMINATION DATE"), the offered certificates (other than the Class A-R Certificates) will have the benefit of the Corridor Contract. On or prior to the Corridor Contract Termination Date, the amount payable by the Counterparty under the Corridor Contract will equal the product of:

     (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Counterparty) and (B) the related Corridor Contract Ceiling Rate for such Distribution Date over (y) the related Corridor Contract Strike Rate for such Distribution Date,

     (ii) the product of (a) the applicable Corridor Contract Notional Balance for such Distribution Date and (b) 250, and

     (iii) (x) one-twelfth.

     On or prior to the Corridor Contract Termination Date, amounts (if any) received under the Corridor Contract by the supplemental interest trustee, will be used to cover any Net Rate Carryover and any Unpaid Realized Loss Amounts on the offered certificates (other than the Class A-R Certificates). Amounts received by the supplemental interest trustee in excess of the amount necessary to cover the Net Rate Carryover and Unpaid Realized Loss Amounts on the offered certificates

(other than the Class A-R Certificates) on future Distribution Dates but will be distributed to the Class C Certificates.

     The "CORRIDOR CONTRACT NOTIONAL BALANCE", the "CORRIDOR CONTRACT STRIKE RATE" and the "CORRIDOR CONTRACT CEILING RATE" are as described in the following table:

                                                        CORRIDOR   CORRIDOR
                                                        CONTRACT   CONTRACT
                                   CORRIDOR CONTRACT     STRIKE     CEILING
  MONTH OF DISTRIBUTION DATE     NOTIONAL BALANCE ($)   RATE (%)   RATE (%)
------------------------------   --------------------   --------   --------
February 25, 2009 ............       1,096,830.63         6.90       7.85
March 25, 2009 ...............       1,059,414.70         6.90       7.85
April 25, 2009 ...............       1,022,329.28         6.90       7.85
May 25, 2009 .................         986,818.54         6.90       7.85
June 25, 2009 ................         935,068.13         6.90       7.85
July 25, 2009 ................         899,668.10         6.90       7.85
August 25, 2009 ..............         865,160.07         6.90       7.85
September 25, 2009 ...........         831,959.62         6.90       7.85
October 25, 2009 .............         799,999.54         6.90       7.85
November 25, 2009 ............         769,478.79         6.90       7.85
December 25, 2009 ............         726,379.69         6.90       7.85
January 25, 2010 .............         698,435.55         6.90       7.85
February 25, 2010 ............         671,684.64         6.90       7.85
March 25, 2010 ...............         645,948.44         6.90       7.85
April 25, 2010 ...............         620,773.34         6.90       7.85
May 25, 2010 .................         597,065.42         6.90       7.85
June 25, 2010 ................         561,760.01         6.90       7.85
July 25, 2010 ................         540,457.87         6.90       7.27
August 25, 2010 ..............         519,853.63         6.90       7.19
September 25, 2010 ...........         500,140.88         6.90       7.12
October 25, 2010 .............         481,178.50         6.90       7.10
November 25, 2010 ............         462,841.01         6.90       7.10
December 25, 2010 ............         433,724.02         6.90       7.10
January 25, 2011 .............         417,383.58         6.90       7.10
February 25, 2011 ............         401,712.13         6.90       7.10
March 25, 2011 ...............         386,595.84         6.90       7.10
April 25, 2011 ...............         371,793.85         6.90       7.10
May 25, 2011 .................         357,731.25         6.90       7.10
June 25, 2011 ................         353,677.26         6.90       7.10
July 25, 2011 ................         341,886.10         6.90       7.10
August 25, 2011 ..............         330,462.52         6.90       7.10
September 25, 2011 ...........         319,184.52         6.90       7.10
October 25, 2011 .............         308,309.02         6.90       7.10
November 25, 2011 ............         297,817.54         6.90       7.10
December 25, 2011 ............         277,453.57         6.90       7.10
January 25, 2012 .............         268,080.89         6.90       7.18
February 25, 2012 ............         259,103.18         6.90       7.32
March 25, 2012 ...............         250,455.08         6.90       7.45
April 25, 2012 ...............         242,060.36         6.90       7.59
May 25, 2012 .................         234,058.42         6.90       7.71
June 25, 2012 ................         218,736.50         6.90       7.84
July 25, 2012 ................         211,520.58         6.90       7.97
August 25, 2012 ..............         204,507.34         6.90       8.08
September 25, 2012 ...........         197,793.00         6.90       8.20
October 25, 2012 .............         191,323.61         6.90       8.30
November 25, 2012 ............         185,052.84         6.90       8.40
December 25, 2012 ............         171,922.97         6.90       8.49
January 25, 2013 .............         166,151.94         6.90       8.57
February 25, 2013 ............         160,623.12         6.90       8.67
March 25, 2013 ...............         155,294.52         6.90       8.76
April 25, 2013 ...............         150,080.29         6.90       8.82
May 25, 2013 .................         145,125.85         6.90       8.88
June 25, 2013 ................         134,851.81         6.90       8.95
July 25, 2013 ................         130,244.16         6.90       9.00
August 25, 2013 ..............         125,805.70         6.90       9.04
September 25, 2013 ...........         121,533.70         6.90       9.09
October 25, 2013 .............         117,421.00         6.90       9.11
November 25, 2013 ............         113,463.41         6.90       9.14
December 25, 2013 ............         109,655.53         6.90       9.16
January 25, 2014 .............         105,992.72         6.90       9.15
February 25, 2014 ............         102,472.25         6.90       9.16
March 25, 2014 ...............          99,087.03         6.90       9.16
April 25, 2014 ...............          95,817.44         6.90       9.14
May 25, 2014 .................          92,690.60         6.90       9.12
June 25, 2014 ................          89,686.28         6.90       9.10
July 25, 2014 ................          86,799.11         6.90       9.07
August 25, 2014 ..............          84,026.56         6.90       9.03
September 25, 2014 ...........          81,364.99         6.90       8.98
October 25, 2014 .............          78,810.86         6.90       8.94
November 25, 2014 ............          76,359.43         6.90       8.89
December 25, 2014 ............          74,007.42         6.90       8.82
January 25, 2015 .............          71,752.25         6.90       8.73
February 25, 2015 ............          69,591.48         6.90       8.64
March 25, 2015 ...............          67,521.46         6.90       8.56
April 25, 2015 ...............          65,515.18         6.90       8.46
May 25, 2015 .................          63,616.20         6.90       8.36
June 25, 2015 ................          61,789.79         6.90       8.27
July 25, 2015 ................          60,047.06         6.90       8.16
August 25, 2015
and thereafter ...............               0.00         0.00       0.00

     Beginning in June 2006 up to and including the Distribution Date in January 2009 (the "CORRIDOR FLOOR CONTRACT TERMINATION DATE"), the offered certificates (other than the Class A-R Certificates) will have the benefit of the Corridor Floor Contract. On or prior to the Corridor Floor Contract Termination Date, the amount payable by the Counterparty under the Corridor Floor Contract will equal the product of:

     (i) the excess (if any) of (x) the related Corridor Floor Contract Strike Rate for such Distribution Date over (y) the greater of (A) One-Month LIBOR (as determined by the Counterparty) and (B) the related Corridor Floor Contract Floor Rate for such Distribution Date,

     (ii) the product of (a) the applicable Corridor Floor Contract Notional Balance for such Distribution Date and (b) 250, and

     (iii) (x) one-twelfth.

     On or prior to the Corridor Floor Contract Termination Date, amounts (if any) received under the Corridor Floor Contract by the supplemental interest trustee, will be used to cover any Net Rate Carryover and any Unpaid Realized Loss Amounts on the offered certificates (other than the Class A-R Certificates). Amounts received by the supplemental interest trustee in excess of the amount necessary to cover the Net Rate Carryover and Unpaid Realized Loss Amounts on the offered certificates (other than the Class A-R Certificates) on any Distribution Date will be held in the Corridor Contract Reserve Fund to cover Net Rate Carryover and Unpaid Realized Loss Amounts on the offered certificates (other than the Class A-R Certificates) on future Distribution Dates and will not be available for distribution to any other class of certificates.

     The "CORRIDOR FLOOR CONTRACT NOTIONAL BALANCE", the "CORRIDOR FLOOR CONTRACT STRIKE RATE" and the "CORRIDOR FLOOR CONTRACT FLOOR RATE" are as described in the following table:

                                                        CORRIDOR   CORRIDOR
                                                          FLOOR     FLOOR
                                       CORRIDOR         CONTRACT   CONTRACT
                                    FLOOR CONTRACT       STRIKE      FLOOR
  MONTH OF DISTRIBUTION DATE     NOTIONAL BALANCE ($)   RATE (%)   RATE (%)
------------------------------   --------------------   --------   --------
June 25, 2006.................       2,436,548.34         4.15       4.15
July 25, 2006.................       2,412,596.94         4.15       4.15
August 25, 2006...............       2,404,921.87         4.15       4.15
September 25, 2006............       2,395,086.80         4.15       4.15
October 25, 2006..............       2,381,764.15         4.15       4.15
November 25, 2006.............       2,364,549.49         4.15       4.14
December 25, 2006.............       2,343,181.52         4.15       4.06
January 25, 2007..............       2,317,819.74         4.15       3.99
February 25, 2007.............       2,288,329.53         4.15       3.93
March 25, 2007................       2,254,757.45         4.15       3.87
April 25, 2007................       2,217,128.77         4.15       3.83
May 25, 2007..................       2,175,562.96         4.15       3.80
June 25, 2007.................       2,121,982.66         4.15       3.76
July 25, 2007.................       2,072,822.00         4.15       3.73
August 25, 2007...............       2,020,166.74         4.15       3.72
September 25, 2007............       1,964,341.78         4.15       3.70
October 25, 2007..............       1,905,568.98         4.15       3.67
November 25, 2007.............       1,844,103.96         4.15       3.69
December 25, 2007.............       1,769,670.08         4.15       3.71
January 25, 2008..............       1,707,707.43         4.15       3.72
February 25, 2008.............       1,649,035.92         4.15       3.74
March 25, 2008................       1,592,390.64         4.15       3.75
April 25, 2008................       1,537,722.57         4.15       3.78
May 25, 2008..................       1,484,966.35         4.15       3.79
June 25, 2008.................       1,423,478.75         4.15       3.81
July 25, 2008.................       1,373,050.13         4.15       3.83
August 25, 2008...............       1,325,610.97         4.15       3.85
September 25, 2008............       1,280,262.79         4.15       3.87
October 25, 2008..............       1,236,533.73         4.15       3.90
November 25, 2008.............       1,194,365.56         4.15       3.93
December 25, 2008.............       1,134,667.18         4.15       3.95
January 25, 2009..............       1,094,718.61         4.15       3.98
February 25, 2009
and thereafter................               0.00         0.00       0.00

     Both the Corridor Contract and Corridor Floor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Counterparty or the issuing entity, the failure by the Counterparty (within one business day after notice of the failure is received by the Counterparty) to make a payment due under the related contract and the related contract becoming illegal or subject to certain kinds of taxation.

     In addition to the termination events specified above, it will be a termination event under both the Corridor Contract and the Corridor Floor Contract if the rating, by any Rating Agency, of the Counterparty's unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a "COUNTERPARTY RATING DOWNGRADE") as specified in the Corridor Contract and Corridor Floor Contract and the Counterparty does not take certain action as specified in each contract, at its own expense, which may include (a) causing another entity to replace the Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the supplemental interest trustee, on terms substantially similar to the related contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Counterparty's obligations under the related contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the supplemental interest trustee; (c) posting collateral satisfactory to the applicable Rating Agencies; and (d) establishing any other arrangement satisfactory to the applicable Rating Agency.

     Finally, an additional termination event under the Corridor Contract or the Corridor Floor Contract will exist if the Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and
Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the related contract, and the Counterparty fails to transfer the related contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity and (ii) satisfies any rating requirement set forth in the related contract.

     If the Corridor Contract or the Corridor Floor Contract is terminated early, the Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Counterparty will be paid to the supplemental interest trustee, and will be deposited by the supplemental interest trustee in the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Net Rate Carryover and Unpaid Realized Loss Amount on the related classes of certificates, until the Corridor Contract Termination Date. However, if a termination occurs under either contract, there can be no assurance that a termination payment will be paid to the supplemental interest trustee.

     The pooling and servicing agreement does not provide for the substitution or a replacement of either the Corridor Contract or the Corridor Floor Contract in the event of a termination of either contract or in any other circumstance.

     The significance percentage for each of the Corridor Contract and Corridor Floor Contract, and for both contracts taken in the aggregate, is less than 10%. The "significance percentage" is the percentage that the significance estimate of each contract represents of the aggregate Class Certificate Balance of the Floating Rate Certificates. The "significance estimate" of each contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of each contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     UBS AG and subsidiaries, with headquarters in Zurich, Switzerland and Basel, Switzerland, provide wealth management, global investment banking and securities services on a global basis. UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors. UBS AG has a long-term rating of "AA+" from S&P and a long-term rating of "Aa2" from Moody's.

     The offered certificates do not represent an obligation of the Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contract or the Corridor Floor Contract and will not have any right to proceed directly against the Counterparty in respect of its obligations under the contracts.

     The Corridor Contract and Corridor Floor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

PRINCIPAL

     The "PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date, is the excess, if any, of:

          (i) the aggregate Class Certificate Balance of the certificates (other than the Class X Certificates) immediately prior to such Distribution Date, over

          (ii) the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period), over (b) the Overcollateralization Target Amount for such Distribution Date.

     The "GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for both of the Loan Groups for that Distribution Date.

     The "GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for both of the Loan Groups for that Distribution Date.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The Stated Principal Balance of a Liquidated Mortgage Loan is zero. The "POOL PRINCIPAL BALANCE" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

     "PREPAYMENT PERIOD" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from May 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the excess of:

     (1) the aggregate Class Certificate Balance of the Senior Certificates (other than the Class X Certificates) immediately prior to such Distribution Date, over

     (2) the lesser of (A) the product of (i) (x) 74.9991886632% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in June 2012 or (y) 79.9993509305% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in June 2012 and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

     The "GROUP 1 SENIOR PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for both of the Loan Groups for that Distribution Date.

     The "GROUP 2 SENIOR PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for both of the Loan Groups for that Distribution Date.

     "SUBORDINATED CLASS PRINCIPAL DISTRIBUTION AMOUNT" for any class of Subordinated Certificates and Distribution Date will equal the excess of:

     (1) the sum of:

          (a) the aggregate Class Certificate Balance of the Senior Certificates (other than the Class X Certificates) (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date),

          (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Subordinated Class Principal Distribution Amount(s) for such more senior class(es) of certificates for such Distribution Date), and

          (c) the Class Certificate Balance of such class of Subordinated Certificates immediately prior to such Distribution Date, over

     (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Subordinated Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor;

provided, however, that if such class of Subordinated Certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

     The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET SUBORDINATION PERCENTAGE" for each class of subordinated certificates will equal the respective percentages indicated in the following table:

               Initial Target   Stepdown Target   Stepdown Target
               Subordination    Subordination     Subordination
                 Percentage      Percentage (1)    Percentage (2)
               --------------   ---------------   ---------------
Class M-1...    7.0413846796%    17.6034616991%    14.0827693593%
Class M-2...    4.5002489708%    11.2506224269%     9.0004979415%
Class M-3...    3.0002582109%     7.5006455272%     6.0005164218%
Class M-4...    2.0001549265%     5.0003873163%     4.0003098531%
Class M-5...    1.5001032844%     3.7502582109%     3.0002065687%
Class M-6...    1.0000516422%     2.5001291054%     2.0001032844%
Class M-7...    0.5000000000%     1.2500000000%     1.0000000000%

----------
(1) For any Distribution Date occurring on or after the Distribution Date occurring in June 2009 and prior to the Distribution Date occurring in June 2012.

(2) For any Distribution Date occurring on or after the Distribution Date occurring in June 2012.

     The Initial Target Subordination Percentages will not be used to calculate distributions on the subordinated certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the subordinated certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of subordinated certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial related Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group as of the cut-off date.

     "OC FLOOR" means an amount equal to 0.5000000000% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

     "OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 0.5000000000% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date and (b) on or after the Stepdown Date, the greater of (i)
(x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in June 2012, an amount equal to 1.2500000000% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in June 2012, an amount equal to 1.0000000000% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor;

provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

     "STEPDOWN DATE" is the earlier to occur of:

          (1) the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates (other than the Class X Certificates) is reduced to zero, and

          (2) the later to occur of (x) the Distribution Date in June 2009 and
     (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate Class Certificate Balance of the Senior Certificates (other than the Class X Certificates) immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to (a) 25.0008113368% on any Distribution Date prior to the Distribution Date in June 2012 and (b) 20.0006490695% on any Distribution Date on or after the Distribution Date in June 2012.

     A "TRIGGER EVENT" is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

     A "DELINQUENCY TRIGGER EVENT" is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (i) 28.00% and the Senior Enhancement Percentage for any Distribution Date prior to the Distribution Date in June 2009 and (ii) 35.00% and the Senior Enhancement Percentage for any Distribution Date on or after the Distribution Date in June 2011.

     The "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

          (1) the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

               (b) (i) before the aggregate Class Certificate Balance of the Senior Certificates (other than the Class X Certificates) has been reduced to zero, the aggregate Class Certificate Balance of the Senior Certificates (other than the Class X Certificates), or (ii) after such time, the Class Certificate Balance of the most senior class of Subordinated Certificates outstanding, as of the Business Day immediately preceding the Distribution Date in the calendar month prior to the month of such Distribution Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.


     A "CUMULATIVE LOSS TRIGGER EVENT" is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the cut-off date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Mortgage Loans, as set forth below:

DISTRIBUTION DATE             PERCENTAGE
-----------------             ----------
June 2008 - May 2009 ......   0.20% with respect to June 2008, plus an additional
                              1/12th of 0.25% for each month thereafter through
                              May 2009

June 2009 - May 2010 ......   0.45% with respect to June 2009, plus an additional
                              1/12th of 0.40% for each month thereafter through
                              May 2010

June 2010 - May 2011 ......   0.85% with respect to June 2010, plus an additional
                              1/12th of 0.35% for each month thereafter through
                              May 2011

June 2011 - May 2012 ......   1.20% with respect to June 2011, plus an additional
                              1/12th of 0.45% for each month thereafter through
                              May 2012

June 2012 - May 2013 ......   1.65% with respect to June 2012, plus an additional
                              1/12th of 0.15% for each month thereafter through
                              May 2013

June 2013 and thereafter...   1.80%

     "UNPAID REALIZED LOSS AMOUNT" means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

     The "ROLLING SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date is the average of the Sixty-Day Delinquency Rates for such Distribution Date and the two immediately preceding Distribution Dates.

     The "SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Mortgage Loans that were 60 or more days delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

     A "REALIZED LOSS" with respect to any Distribution Date and any defaulted Mortgage Loan, is the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

     "SUBSEQUENT RECOVERIES" are unexpected recoveries received after the determination by the master servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the master servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

RESIDUAL CERTIFICATES

     The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Class Certificate Balance will equal zero. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive certain additional distributions as provided in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for such distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the classes of certificates. As a result, interest collections on the Mortgage Loans net of Deferred Interest are expected to be generated in excess of the amount of interest payable to the holders of the related certificates and the related fees and expenses payable by the issuing entity. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

DISTRIBUTION OF AVAILABLE FUNDS

          On each Distribution Date, the aggregate Available Funds for all of the Loan Groups will be distributed in the following amounts and order of priority:

          (1) to the Class X Certificates, the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date;

          (2) concurrently, to the classes of Senior Certificates (other than the Class A-R and Class X Certificates), pro rata, the Current Interest and the Interest Carry Forward Amount for each such class and such Distribution Date;

          (3) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Current Interest for each such class and such Distribution Date;

          (4)(A) for each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, in the following order of priority:

               (1) in an amount up to the Principal Distribution Amount for such Distribution Date, concurrently, to the following classes of certificates, pro rata on the basis of the related Principal Distribution Amount:

                    (a) in an amount up to the Group 1 Principal Distribution
               Amount for such Distribution Date, in the following order of priority:

                         (i) to the Class A-R Certificates, until its Class
                    Certificate Balance is reduced to zero;

                         (ii) concurrently, to the Class 1-A-1, Class 1-A-2 and
                    Class 1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                         (iii) to the Group 2 Senior Certificates (after any
                    distributions made to such classes of certificates from the Group 2 Principal Distribution Amount), concurrently, as follows:

                              (x) 90.0002542062% of any remaining Group 1
                         Principal Distribution Amount, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                              (y) 9.9997457938% of any remaining Group 1
                         Principal Distribution Amount, to the Class 2-A-5 Certificates, until its Class Certificate Balance is reduced to zero; and

                    (b) in an amount up to the Group 2 Principal Distribution
               Amount for such Distribution Date, in the following order of priority:

                    (i) concurrently:

                         (x) 90.0002542062%, sequentially, to the Class 2-A-1,
                    Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                         (y) 9.9997457938%, to the Class 2-A-5 Certificates,
                    until its Class Certificate Balance is reduced to zero; and

                    (ii)concurrently, to the Class 1-A-1, Class 1-A-2 and Class
               1-A-3 Certificates (after any distributions to such certificates from the Group 1 Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero; and

          (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

     (B) on each Distribution Date on or after the Stepdown Date so long as a Trigger Event is not in effect, in the following order of priority:

          (1) in an amount up to the Senior Principal Distribution amount for such Distribution Date, concurrently, to the following classes of certificates, pro rata on the basis of the related Senior Principal Distribution Amount:

               (a) in an amount up to the Group 1 Senior Principal Distribution Amount for such Distribution Date, in the following order of priority:

                    (i) concurrently, to the Class 1-A-1, Class 1-A-2 and Class
               1-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (ii) to the Group 2 Senior Certificates (after any
               distributions made to such classes of certificates from the Group 2 Senior Principal Distribution Amount) in the amounts and according to the priorities specified in clause 4(B)(1)(b) below, until their respective Class Certificate Balances are reduced to zero; and

               (b) in an amount up to the Group 2 Senior Principal Distribution Amount for such Distribution Date, in the following order of priority:

                    (i) concurrently:

                         (x) 90.0002542062%, sequentially, to the Class 2-A-1,
                    Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                         (y) 9.9997457938%, to the Class 2-A-5 Certificates,
                    until its Class Certificate Balance is reduced to zero; and

                    (ii) concurrently, to the Class 1-A-1, Class 1-A-2 and Class
               1-A-3 Certificates (after any distribution to such certificates from the Group 1 Senior Principal Distribution Amount), pro rata, until their respective Class Certificate Balances are reduced to zero;

          (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Subordinated Class Principal Distribution Amount, until their respective Class Certificate Balances are reduced to zero;

     (5) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Interest Carry Forward Amount for each such class and such Distribution Date;

     (6) concurrently, to the classes of Senior Certificates, pro rata based on the aggregate Unpaid Realized Loss Amount for the Senior Certificates (other than the Class X Certificates) related to each Loan Group, as follows:

          (A) sequentially, in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 1 Certificates, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class; and

          (B) sequentially, in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 2 Certificates:

               (1) concurrently, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, pro rata, in an amount up to the Unpaid Realized Loss Amount for each such class; and

               (2) to the Class 2-A-5 Certificates, in an amount up to the Unpaid Realized Loss Amount for such class;

     (7) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

     (8) to the Class X Certificates, in an amount up to the amount of Net Rate Carryover for such class;

     (9) concurrently, to the classes of Senior Certificates, pro rata, in an amount up to the amount of Net Rate Carryover for each such class;

     (10) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of Net Rate Carryover for each such class; and

     (11) to the Class C and Class A-R Certificates, in each case in the amounts specified in the pooling and servicing agreement.

CALCULATION OF ONE-YEAR MTA

     The Class X Certificates will bear interest during each Accrual Period at the applicable rate determined as described under "--Interest" above.

     "ONE-YEAR MTA" is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)". The One-Year MTA used for each interest accrual period will be the most recent One-Year MTA figure available as of fifteen days prior to the commencement of that interest accrual period (a "ONE-YEAR MTA DETERMINATION DATE").

     If One-Year MTA is no longer available, the calculation agent will choose a new index for the Class X Certificates that is based on comparable information. When the calculation agent chooses a new index for the Class X Certificates, it will increase or decrease the 1.00% spread added to One-Year MTA in calculating the Pass-Through Rate of the Class X Certificates by the difference between the average One-Year MTA for the final three years it was in effect and the average of the most recent three years for the replacement index. The 1.00% spread will be increased by that difference if the average One-Year MTA is greater than the average replacement index, and decreased by that difference if the replacement index is greater than the average One-Year MTA.

CALCULATION OF ONE-MONTH LIBOR

     The LIBOR will bear interest during each Accrual Period at the applicable rate determined as described under "--Interest" above.

     On the second LIBOR Business Day preceding the commencement of each Accrual Period for the LIBOR Certificates (each such date, an "INTEREST DETERMINATION DATE"), the trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for such Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or such other service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.0125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of all LIBOR Certificates for such Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "REFERENCE BANKS" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          (1)  with an established place of business in London,

          (2)  which have been designated as such by the trustee and

          (3) which are not controlling, controlled by, or under common control with, the depositor, Countrywide Servicing or any successor master servicer.

     The establishment of One-Month LIBOR on each Interest Determination Date by the trustee and the trustee's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

     The pooling and servicing agreement requires the trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the trustee on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

     In addition to the $1,000 deposit described in the second preceding paragraph, on the closing date the depositor shall cause to be deposited in the Carryover Reserve Fund an amount that is expected to be sufficient to cover any Net Rate Carryover on the LIBOR Certificates with respect to the first Distribution Date. On the first Distribution Date, such amount will be distributed, sequentially, as follows:

     - first, concurrently, to the senior LIBOR Certificates, pro rata, based upon the amount of any Net Rate Carryover with respect to each such class of certificates, and

     - second, sequentially, to all of the classes of subordinated certificates, beginning with the class of subordinated certificates with the highest distribution priority in each loan group, in each case based upon the amount of any Net Rate Carryover with respect to each such class of certificates.

Any such amount deposited by the depositor as described in the first sentence of this paragraph that remains after payment of any Net Rate Carryover to the certificates on the first Distribution Date will be distributed to UBS Securities LLC and will not be available to cover any Net Rate Carryover on subsequent Distribution Dates.]

CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "CORRIDOR CONTRACT RESERVE FUND"), which will be held in trust in the Supplemental Interest Trust by the supplemental interest trustee, on behalf of the holders of the offered certificates (other than the Class A-R Certificates). On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of the issuing entity or of any REMIC.

     On each Distribution Date, the trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of the Corridor Contract or the Corridor Floor Contract for the related Accrual Period. On each Distribution Date, such amounts received in respect of the Corridor Contract or Corridor Floor Contract will be distributed to the offered certificates (other than the Class A-R Certificates) to the extent necessary and to the extent not previously distributed in the following order of priority:

          (1) concurrently, to the classes of Senior Certificates (other than the Class X Certificates), pro rata based on the aggregate remaining Unpaid Realized Loss Amount for the Senior Certificates:

               (a) in an amount up to the aggregate remaining Unpaid Realized Loss Amount for the Group 1 Senior Certificates (other than the Class X Certificates) sequentially to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount up to the remaining Unpaid Realized Loss Amount for each such class; and

               (b) in an amount up to the aggregate remaining Unpaid Realized Loss Amount for the Group 2 Senior Certificates, sequentially, in the following order:

                    (i) concurrently, to the Class 2-A-1, Class 2-A-2, Class
               2-A-3 and Class 2-A-4 Certificates, pro rata, in an amount up to the remaining Unpaid Realized Loss Amount for each such class; and

                    (ii) to the Class 2-A-5 Certificates, in an amount up to the remaining Unpaid Realized Loss Amount for such class;

          (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of any remaining Unpaid Realized Loss Amount for each such class;

          (3) to the Class X Certificates, in an amount up to the amount of any remaining Net Rate Carryover for such class;

          (4) concurrently, to the classes of Senior Certificates, pro rata, in an amount up to the amount of any remaining Net Rate Carryover for each such class;

          (5) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of any remaining Net Rate Carryover for each such class; and


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          (6)  to the Class C Certificates, in the amount specified in the pooling and servicing agreement; provided however, that any such amount that is attributable to the Corridor Floor Contract shall instead be held in the Corridor Contract Reserve Fund to be used on future Distribution Dates until the Distribution Date immediately following the earlier of (i) the Corridor Floor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the offered certificates (other than the Class A-R Certificates) has been reduced to zero, at which time any amounts remaining on deposit in the Corridor Contract Reserve Fund with respect to the Corridor Floor Contract will be distributed to UBS Securities LLC.

APPLIED REALIZED LOSS AMOUNTS

     After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the subordinated classes will comprise the sole source of finds from which credit enhancement is provided to the Senior Certificates.

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the certificates (other than the Class X Certificates) exceeds the aggregate Stated Principal Balance of the Mortgage Loans, the amount of such excess will be applied, first, to reduce the Class Certificate Balances of the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero and, second, to the Group 1 Senior Certificates (other than the related Class X Certificates) and Group 2 Senior Certificates as follows:

     (a) with respect to Realized Losses on the Group 1 Mortgage Loans, sequentially, to the Class 1-A-3, Class 1-A-2 and Class 1-A-1 Certificates, in that order, in each case until their respective Class Certificate Balances are reduced to zero; and

     (b) with respect to Realized Losses on the Group 2 Mortgage Loans, sequentially:

          (i) to the Class 2-A-5 Certificates, until its Class Certificate Balance is reduced to zero; and

          (ii) concurrently, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, pro rata, in each case until their respective Class Certificate Balances are reduced to zero.

Any such reduction described in this paragraph is an "APPLIED REALIZED LOSS AMOUNT."

     Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.


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